SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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HCA INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)
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HCA INC.
One Park Plaza
Nashville, Tennessee 37203
(615) 344-9551

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 26, 2005

Dear Shareholder:
      On Thursday, May 26, 2005, HCA Inc. will hold its 2005 annual meeting of shareholders at the executive offices of HCA located at One Park Plaza, Nashville, Tennessee. The meeting will begin at 1:30 p.m., Central Daylight Time.
      Only shareholders that own our common stock at the close of business on March 28, 2005 may vote at this meeting. A list of our shareholders will be available at our principal executive offices at One Park Plaza, Nashville, Tennessee, during ordinary business hours for ten days prior to the annual meeting. At the meeting, we will consider the following proposals:

1.	To elect fourteen directors to hold office until the next annual meeting of shareholders or until their respective successors have been duly elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as HCA’s independent auditor;

3.	To consider and approve the HCA 2005 Equity Incentive Plan; and

4.	To transact such other business as may properly come before the meeting or any postponement or adjournment of the meeting.
      Our 2004 annual report to shareholders is being mailed to shareholders with this proxy statement. The annual report is not part of the proxy solicitation materials.
      References to “HCA,” the “Company,” “we” or “us” in this Notice and Proxy Statement refer to HCA Inc. and its affiliates unless otherwise indicated by context.
      Please note that space limitations make it necessary to limit attendance at the annual meeting to shareholders. Registration will begin at 1:00 p.m., Central Daylight Time. If you attend, please note that you may be asked to present valid picture identification. “Street name” holders will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices are not permitted at the meeting.
      WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY IN THE ACCOMPANYING REPLY ENVELOPE. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON.

By Order of the Board of Directors,

John M. Franck II
Vice President and Corporate Secretary
Nashville, Tennessee
April 18, 2005

i

HCA INC.
One Park Plaza
Nashville, Tennessee 37203

Proxy Statement for Annual Meeting of Shareholders
to be held on May 26, 2005

QUESTIONS AND ANSWERS

1.     Q: WHEN WAS THIS PROXY STATEMENT MAILED TO SHAREHOLDERS?

A:	This proxy statement was first mailed to shareholders on or about April 18, 2005.

2.     Q: WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

A:	At HCA’s annual meeting, shareholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, including the election of fourteen directors, the ratification of the appointment of Ernst & Young LLP as our independent auditor and the approval of the HCA 2005 Equity Incentive Plan. In addition, our management will respond to questions from shareholders.

3.     Q: WHO MAY ATTEND THE ANNUAL MEETING?

A:	Shareholders of record as of the close of business on March 28, 2005, or their duly appointed proxies, may attend the meeting. “Street name” holders (those whose shares are held through a broker or other nominee) will need to bring a copy of a brokerage statement reflecting their ownership of our common stock as of the record date. Space limitations make it necessary to limit attendance to shareholders. Cameras, recording devices and other electronic devices are not permitted at the meeting.

4.     Q: WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

A:	Only shareholders of record as of the close of business on March 28, 2005, the record date for the meeting, are entitled to receive notice of and participate in the annual meeting. As of the record date, there were approximately 415,865,600 shares of our voting common stock outstanding. Approximately 13,700 holders of record held the shares. Every shareholder is entitled to one vote for each such share the shareholder held as of the record date.

5.     Q: WHO IS SOLICITING MY VOTE?

A:	This proxy solicitation is being made and paid for by HCA. In addition, we have retained Georgeson Shareholder to assist in the solicitation. We will pay Georgeson Shareholder approximately $13,000 plus out-of-pocket expenses for their assistance. Our directors, officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone, facsimile or other electronic means. They will not be paid additional remuneration for their efforts. We will also request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of shares of the common stock that the brokers and fiduciaries hold of record. We will reimburse them for their reasonable out-of-pocket expenses.

6.     Q: WHAT MAY I VOTE ON?

A:	You may vote on:

•	The election of fourteen directors to our board of directors;

•	The ratification of the appointment of Ernst & Young LLP as our independent auditor; and

•	The approval of the HCA 2005 Equity Incentive Plan.

7.     Q: HOW DOES THE BOARD RECOMMEND I VOTE ON THE PROPOSALS?

A:	The board recommends that you vote:

•	FOR each of the director nominees;

•	FOR the ratification of the appointment of Ernst & Young LLP as our independent auditor; and

•	FOR the approval of the HCA 2005 Equity Incentive Plan.

8.     Q: HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?

A:	We are not aware of any business to be considered at the 2005 annual meeting other than the matters described in this proxy statement. If any other business is presented at the annual meeting, your signed proxy card gives authority to Jack O. Bovender, Jr., our Chairman and Chief Executive Officer, Robert A. Waterman, our Senior Vice President and General Counsel, and John M. Franck II, our Vice President and Corporate Secretary, to vote on such matters at their discretion.

9. Q:	CAN I VOTE THE SHARES I OWN UNDER HCA’S RETIREMENT PLANS ON THESE MATTERS?

A:	In accordance with the retirement plans, the shares held under those plans are voted at the direction of our retirement committee, which is made up of certain members of our management. Even though retirement plan participants will receive this proxy statement along with our 2004 annual report to shareholders, the members of the retirement committee, and not individual participants, will vote shares held under the retirement plans.

10. Q: HOW DO I VOTE?

A:	You may vote by signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope. If you return your signed proxy card, but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the election of each nominee named under “Election of Directors,” FOR the ratification of the appointment of Ernst & Young LLP as our independent auditor, and FOR the approval of the HCA 2005 Equity Incentive Plan. You have the right to revoke your proxy at any time before the meeting by:

•	notifying our Vice President and Corporate Secretary, John M. Franck II, at One Park Plaza, Nashville, Tennessee 37203;

•	voting in person; or

•	submitting a later-dated proxy card.

11. Q: CAN I VOTE BY TELEPHONE OR ELECTRONICALLY?

A:	If you are a registered shareholder you may vote by telephone or electronically through the Internet by following the instructions included with your proxy card.

If your shares are held by your broker or other nominee, often referred to as in “street name,” please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically.

12. Q:	HOW DO I VOTE MY SHARES IF THEY ARE HELD IN THE NAME OF MY BROKER (STREET NAME)?

A:	If your shares are held by your broker or other nominee, often referred to as in “street name,” you will receive a form from your broker or nominee seeking instruction as to how your shares should be voted.

13. Q: WHAT IS THE VOTE REQUIRED TO APPROVE EACH PROPOSAL?

A:	Each of the director nominees must receive affirmative votes from a plurality of the votes cast to be elected. This means that the fourteen nominees receiving the greatest number of votes will be elected as directors. The ratification of the appointment of Ernst & Young LLP as the Company’s independent auditor and the approval of the HCA 2005 Equity Incentive Plan must receive affirmative votes from a majority of the shares represented in person or by proxy and entitled to vote on the matter. Also, in order to satisfy the listing standards of the New York Stock Exchange, the total vote cast on the proposal concerning the HCA 2005 Equity Incentive Plan must represent over 50% of the total number of shares entitled to vote on the proposal.

14. Q: WHAT CONSTITUTES A “QUORUM”?

A:	The presence at the meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of the common stock outstanding on the record date will constitute a quorum. There must be a quorum for business to be conducted at the meeting. Proxies received but marked as abstentions and broker nonvotes will be included in the calculation of the number of shares considered to be present at the meeting.

15. Q: WHAT IF I ABSTAIN FROM VOTING?

A:	If you attend the meeting or send in your signed proxy card, but abstain from voting on any proposal, you will be counted for purposes of determining whether a quorum exists. If you abstain from voting on the election of directors, your abstention will have no effect on the outcome. If you abstain from voting on the ratification of Ernst & Young LLP as our independent auditor or the approval of the HCA 2005 Equity Incentive Plan, your abstention will have the same effect as a vote against the proposal.

16. Q:	WILL MY SHARES BE VOTED IF I DO NOT SIGN AND RETURN MY PROXY CARD?

A:	If you are a registered shareholder and you do not sign and return your proxy card, your shares will not be voted at the annual meeting. If your shares are held in “street name” and you do not issue instructions to your broker, your broker may vote your shares at their discretion on routine matters, but may not vote your shares on nonroutine matters. Under the New York Stock Exchange rules, the proposals relating to the election of directors and the ratification of Ernst & Young LLP are deemed to be routine matters with respect to which brokers and nominees may exercise their voting discretion without receiving instructions from the beneficial owner of the shares. However, the approval of the HCA 2005 Equity Incentive Plan is not a routine matter. Therefore, if you do not issue instructions to your broker, your broker may not vote your shares at its discretion on your behalf on this matter.

17. Q: WHAT IS A “BROKER NONVOTE”?

A:	Under the New York Stock Exchange rules, brokers and nominees may exercise their voting discretion without receiving instructions from the beneficial owner of the shares on proposals that are deemed to be routine matters. If a proposal is not a routine matter, the broker or nominee may not vote the shares with respect to the proposal without receiving instructions from the beneficial owner of the shares. If a broker turns in a proxy card expressly stating that the broker is not voting on a nonroutine matter, such action is referred to as a “broker nonvote.” Since the election of directors and the ratification of Ernst & Young LLP as our independent auditor are routine matters, a broker may turn in a proxy card voting shares at their discretion on both matters. Because the approval of the HCA 2005 Equity Incentive Plan is not a routine matter, your broker or nominee may not vote your shares on this matter without receiving instructions.

18. Q: WHAT IS THE EFFECT OF A BROKER NONVOTE?

A:	Broker nonvotes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for determining the number of votes cast. A broker nonvote will not affect the outcome of any proposal in the proxy statement, except to the extent a broker nonvote is not a vote “cast” for purposes of the New York Stock Exchange listing standard that requires that the total vote cast on the proposal concerning the HCA 2005 Equity Incentive Plan must represent over 50% of the total number of shares entitled to vote on the proposal.

19. Q: WHO WILL COUNT THE VOTES?

A:	A representative of our transfer agent, National City Bank, will count the votes and act as an inspector of election.

20. Q: HOW CAN I PARTICIPATE IF I AM UNABLE TO ATTEND?

A:	If you are unable to attend the meeting in person, we invite you to listen to the live Internet broadcast of our annual meeting. The live broadcast will begin at 1:30 p.m., Central Daylight Time, on May 26, 2005. To listen, simply log on to the web at http://phx.corporate-ir.net/phoenix.zhtml?p=irol- eventDetails&c=63489&eventID=1052061.

21. Q:	WHEN ARE SHAREHOLDER PROPOSALS DUE IN ORDER TO BE INCLUDED IN OUR PROXY STATEMENT FOR THE 2006 ANNUAL MEETING?

A:	Any shareholder proposals to be considered for inclusion in next year’s proxy statement must be submitted in writing to John M. Franck II, Vice President and Corporate Secretary, HCA Inc., One Park Plaza, Nashville, Tennessee 37203, prior to the close of business on December 19, 2005.

22. Q: WHEN ARE OTHER SHAREHOLDER PROPOSALS DUE?

A:	Our certificate of incorporation contains an advance notice provision which requires that a shareholder’s notice of a proposal to be brought before an annual meeting must be “timely.” In order to be timely, the notice must be addressed to our Corporate Secretary and delivered or mailed and received at our principal executive offices not less than 60 days, nor more than 90 days, before the scheduled date of the meeting (or, if less than 70 days notice or prior public disclosure of the date of the meeting is given, the tenth day following the earlier of the day the notice was mailed or the day the public disclosure was made).

23. Q: HOW CAN I OBTAIN ADDITIONAL INFORMATION ABOUT THE COMPANY?

A:	We will provide a copy of our Annual Report to Shareholders and/or our Annual Report on Form 10-K for the year ended December 31, 2004, excluding certain of its exhibits, without charge to any shareholder who makes a written request to Office of Investor Relations, HCA Inc., One Park Plaza, Nashville, Tennessee 37203. Our Annual Report on Form 10-K and other Securities and Exchange Commission filings also may be accessed on the world wide web at http://www.sec.gov or on the Investor Relations page of the Company’s website at http://www.hcahealthcare.com. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this report, and therefore is not incorporated by reference.

STOCK OWNERSHIP
      The following table sets forth information regarding the beneficial ownership of our common stock as of March 28, 2005 (unless otherwise noted), for:

•	each person who is known by us to own beneficially more than 5% of the outstanding shares of our common stock;

•	each of our current directors and director nominees;

•	each of our executive officers named in the Summary Compensation Table; and

•	all of our directors and executive officers as a group.
      The percentages of shares outstanding provided in the tables are based on 415,865,647 voting shares outstanding as of March 28, 2005. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Unless otherwise indicated, each person or entity named in the table has sole voting and investment power, or shares voting and investment power with his or her spouse, with respect to all shares of stock listed as owned by that person. The number of shares shown does not include the interest of certain persons in shares held by family members in their own right. Shares issuable upon the exercise of options that are exercisable within 60 days of March 28, 2005 are considered outstanding for the purpose of calculating the percentage of outstanding shares of our common stock held by the individual, but not for the purpose of calculating the percentage of outstanding shares held by any other individual. The address of each of our directors, executive officers and the HCA Benefit Plans listed below is c/o HCA Inc., One Park Plaza, Nashville, Tennessee 37203.

Name of Beneficial Owner	Number of Shares		Percent

Dodge & Cox	49,962,959	(1)	12.0
C. Michael Armstrong	11,685	(2)	*
Magdalena H. Averhoff, M.D.	27,816	(3)	*
Jack O. Bovender, Jr.	2,008,877	(4)	*
Richard M. Bracken	1,346,818	(5)	*
Martin Feldstein	14,297	(6)	*
Thomas F. Frist, Jr., M.D.	16,894,946	(7)	4.1
Frederick W. Gluck	58,232	(8)	*
Glenda A. Hatchett	42,240	(9)	*
Samuel N. Hazen	820,169	(10)	*
Charles O. Holliday, Jr.	21,526	(11)	*
R. Milton Johnson	572,019	(12)	*
T. Michael Long	52,223	(13)	*
John H. McArthur	32,940	(14)	*
Kent C. Nelson	50,605	(15)	*
Frank S. Royal, M.D.	125,758	(16)	*
Harold T. Shapiro	39,087	(17)	*
Robert A. Waterman	394,096	(18)	*
HCA Benefit Plans	18,495,945	(19)	4.4
All directors and executive officers as a group (36 persons)	27,915,745	(20)	6.6

*	Less than one percent.

(1)	Information based on a Schedule 13G filed by Dodge & Cox with the Securities and Exchange Commission on February 14, 2005. Dodge & Cox is an investment advisor registered under section 203 of the Investment Advisers Act of 1940 and reports sole voting power as to 47,101,809 shares of our common stock, shared voting power as to 733,700 shares of our common stock and sole dispositive power as to 49,962,959 shares of our common stock. Dodge & Cox reports its address as 555 California Street, 40th Floor, San Francisco, California 94104.

(2)	Includes 4,021 shares issuable upon exercise of options.

(3)	Includes 21,113 shares issuable upon exercise of options.

(4)	Includes 1,745,660 shares issuable upon exercise of options and 108 shares beneficially owned in employee plans but not voted by participant.

(5)	Includes 1,209,912 shares issuable upon exercise of options and 6,684 shares beneficially owned in employee plans but not voted by participant.

(6)	Includes 7,886 shares issuable upon exercise of options.

(7)	Includes 15,095 shares issuable upon exercise of options and 20,380 shares beneficially owned in employee plans but not voted by participant. Also includes 5,569,844 shares with respect to which Dr. Frist has sole voting and investment power and 11,244,129 shares with respect to which Dr. Frist has shared voting and investment power. Also includes 45,498 shares as to which Dr. Frist may be deemed the beneficial owner which are owned of record by Dr. Frist’s wife.

(8)	Includes 40,399 shares issuable upon exercise of options.

(9)	Includes 31,144 shares issuable upon exercise of options.

(10)	Includes 742,666 shares issuable upon exercise of options and 1,906 shares beneficially owned in employee plans but not voted by participant.

(11)	Includes 14,822 shares issuable upon exercise of options.

(12)	Includes 518,264 shares issuable upon the exercise of options and 982 shares beneficially owned in employee plans but not voted by participant.

(13)	Includes 40,399 shares issuable upon exercise of options.

(14)	Includes 22,899 shares issuable upon exercise of options.

(15)	Includes 40,399 shares issuable upon exercise of options.

(16)	Includes 25,399 shares issuable upon exercise of options.

(17)	Includes 29,854 shares issuable upon exercise of options.

(18)	Includes 317,749 shares issuable upon exercise of options and 108 shares beneficially owned in employee plans but not voted by participant.

(19)	Represents shares beneficially owned by employees and former employees participating in the HCA 401(k) Plan and voted at the direction of our retirement committee, which is composed of certain of our officers.

(20)	Includes 9,389,611 shares issuable upon exercise of options and 68,428 shares beneficially owned in employee plans but not voted by participants.

ITEM 1 — ELECTION OF DIRECTORS
      The current Board of Directors of HCA consists of fourteen directors. All of our directors are elected annually. Fourteen directors will be elected at the annual meeting. We propose that the nominees listed below be elected as members of the Board of Directors at the annual meeting. Each of the nominees shall be elected to serve as a director until the annual meeting of shareholders in 2006 or until his or her respective successor is duly elected and qualified. If a nominee becomes unable or unwilling to accept nomination or election, the person or persons voting the proxy will vote for such other person or persons as may be designated by the Board of Directors.
Information Concerning Director Nominees
      Information concerning the nominees proposed by the Board of Directors for election is set forth below.
C. Michael Armstrong
Director Since 2004
Age 66
      Mr. Armstrong has served as a director of Comcast Corporation since November 2002 and was Chairman of the Board of Directors of Comcast Corporation from November 2002 to May 2004. From 1997 until 2002, Mr. Armstrong served as Chairman and Chief Executive Officer of AT&T Corp. Prior to that time, Mr. Armstrong served as Chairman and Chief Executive Officer of Hughes Electronics Corporation. Mr. Armstrong also serves as a director of Citigroup Inc. and IHS Inc.
Magdalena H. Averhoff, M.D.
Director Since 1992
Age 54
      Magdalena H. Averhoff, M.D. is a physician specializing in gastroenterology. She has practiced in Miami, Florida since 1982. Dr. Averhoff currently serves on the Board of Cedars Medical Center. She has served as the Chairperson of the Performance Improvement Committee, the Credentials Committee and the President and Chief of Staff at Cedars Medical Center.
Jack O. Bovender, Jr.
Director Since 1999
Age 59
      Jack O. Bovender, Jr. has served as our Chairman and Chief Executive Officer since January 2002. Mr. Bovender served as President and Chief Executive Officer of the Company from January 2001 to December 2001. From August 1997 to January 2001, Mr. Bovender served as President and Chief Operating Officer of the Company. From April 1994 to August 1997, he was retired after serving as Chief Operating Officer of HCA-Hospital Corporation of America from 1992 until 1994. Prior to 1992, Mr. Bovender held several senior level positions with HCA-Hospital Corporation of America.
Richard M. Bracken
Director Since 2002
Age 52
      Richard M. Bracken was appointed President and Chief Operating Officer in January 2002, after being appointed Chief Operating Officer in July 2001. Mr. Bracken served as President – Western Group of the Company from August 1997 until July 2001. From January 1995 to August 1997, Mr. Bracken served as President of the Pacific Division of the Company. Prior to 1995, Mr. Bracken served in various hospital Chief Executive Officer and Administrator positions with HCA-Hospital Corporation of America.

Martin Feldstein
Director Since 1998
Age 65
      Martin Feldstein has served as a Professor of Economics at Harvard University since 1969. Dr. Feldstein also has served as the President and Chief Executive Officer of the National Bureau of Economic Research, a nonprofit economic research firm, since 1977, except for the period from August 1982 to July 1984 when he served as Chairman of the Council of Economic Advisors. Dr. Feldstein is also a director of American International Group, Inc. and Eli Lilly and Company.
Thomas F. Frist, Jr., M.D.
Director Since 1994
Age 66
      Thomas F. Frist, Jr., M.D. stepped down as our Chairman in January 2002. Dr. Frist served as an executive officer and Chairman of our Board of Directors from January 2001 to January 2002. From July 1997 to January 2001, Dr. Frist served as our Chairman and Chief Executive Officer. Dr. Frist served as Vice Chairman of the Board of Directors from April 1995 to July 1997 and as Chairman from February 1994 to April 1995. He was Chairman, Chief Executive Officer and President of HCA-Hospital Corporation of America from 1988 to February 1994.
Frederick W. Gluck
Director Since 1998
Age 69
      Frederick W. Gluck served as senior counselor to McKinsey & Company, Inc., an international consulting firm, from July 1998 to July 2003. He worked with Bechtel Group, Inc. from February 1995 to July 1998, serving as its Vice Chairman and Director from January 1996 to July 1997. Mr. Gluck held various positions with McKinsey & Company, Inc. from 1968 to 1995, including leading the firm as its managing partner from 1988 to 1994. Mr. Gluck is also a director of Amgen Inc. and GVI Security Solutions, Inc.
Glenda A. Hatchett
Director Since 2000
Age 53
      Glenda A. Hatchett is an author and has hosted a nationally syndicated television court show, “Judge Hatchett,” since 2000. Ms. Hatchett served as the Chief Judge of Fulton County Juvenile Court from 1991 until May 1999. Ms. Hatchett served as Judge of Fulton County Juvenile Court from 1990 until 1991. Prior to that time, Ms. Hatchett held various leadership positions with Delta Air Lines, Inc.’s legal and public relations departments.
Charles O. Holliday, Jr.
Director Since 2002
Age 57
      Charles O. Holliday, Jr. has served as the Chairman and Chief Executive Officer of E. I. du Pont de Nemours and Company, or DuPont, since January 1999, and has served as Chief Executive Officer of DuPont since February 1998. Mr. Holliday served as President of DuPont from December 1997 to December 1998. He was Chairman of DuPont, Asia Pacific from July 1995 until November 1997. Mr. Holliday held a number of other positions with DuPont from 1970 to 1995.

T. Michael Long
Director Since 1991
Age 61
      T. Michael Long is a partner with Brown Brothers Harriman & Co., a private banking firm. Mr. Long has been employed by Brown Brothers Harriman & Co. for 33 years and he is currently the co-manager of The 1818 Fund III, L.P. and its predecessors, The 1818 Fund, L.P. and The 1818 Fund II, L.P. Mr. Long is also a director of VAALCO Energy, Inc. and Genesee & Wyoming, Inc.
John H. McArthur
Director Since 1998
Age 71
      John H. McArthur served as Dean of the Faculty of the Harvard University Graduate School of Business Administration from 1980 to 1995. He was on the faculty of the Harvard Business School from 1962 to 1995. Mr. McArthur currently serves as Senior Advisor to the President of the World Bank. Mr. McArthur is also a director of AES Corporation, BCE Inc., Bell Canada, Cabot Corporation and Stentor, Inc.
Kent C. Nelson
Director Since 1998
Age 67
      Kent C. Nelson served as Chairman and Chief Executive Officer of United Parcel Service from November 1989 to December 1996. Mr. Nelson held various positions with United Parcel Service over a 37-year period.
Frank S. Royal, M.D.
Director Since 1994
Age 65
      Frank S. Royal, M.D. is a physician who has been practicing in Richmond, Virginia for over 20 years. Dr. Royal served as President and Chairman of the National Medical Association. Dr. Royal is a director of Chesapeake Corporation, CSX Corporation, Smithfield Foods, Inc., Dominion Resources, Inc. and SunTrust Banks, Inc.
Harold T. Shapiro
Director Since 2001
Age 69
      Harold T. Shapiro currently serves as Professor of Economics and Public Affairs at Princeton University. Dr. Shapiro served as the President of Princeton University from January 1988 to July 2001. Dr. Shapiro served as chairman of the National Bioethics Advisory Commission from 1986 to 2001, and is currently chair of the Alfred P. Sloan Foundation. Dr. Shapiro is also a director of The Dow Chemical Company and DeVry Inc.
Corporate Governance
      The Company has adopted corporate governance guidelines, the current version of which may be found on the Corporate Governance page of our website at www.hcahealthcare.com, and is available free of charge upon request to the Company’s Corporate Secretary, HCA Inc., One Park Plaza, Nashville, Tennessee 37203. These guidelines reflect the Board’s commitment to a system of governance which enhances corporate responsibility and accountability.

Board Independence and Operations
      The Board has determined that each of the current directors standing for election, except for Jack O. Bovender, Jr., Richard M. Bracken and Thomas F. Frist, Jr., M.D., has no material relationship with HCA (either directly or indirectly as a partner, shareholder or officer of an organization that has a material relationship with HCA) and is independent. Furthermore, the Board has determined that each member of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Ethics, Compliance and Quality of Care Committee is independent.
      The foregoing determinations were made in accordance with our Director Independence Guidelines adopted by the Board and attached as Exhibit A.
      The Board has created a position of presiding director whose primary responsibility is to preside over executive sessions of the non-management directors. The presiding director also advises the Chairman of the Board with respect to information needs relating to Board meetings and related matters and performs other duties that the Board may from time to time delegate to him to assist the Board in the fulfillment of its responsibilities.
      The non-management directors designated Frank S. Royal, M.D. as the presiding director in May 2003, and he will continue serving in this position until HCA’s 2005 annual meeting of shareholders at which time the Company expects that the independent directors will appoint a successor presiding director.
      During 2005, our Board of Directors held eleven meetings. All incumbent directors attended at least seventy-five percent of the Board meetings and meetings of the committees of the Board on which the director served.
      Our Chairman and Chief Executive Officer usually proposes the agenda for the Board meetings. Directors receive the agenda and supporting information in advance of the meetings. Directors may raise other matters to be included in the agenda or at the meetings. Our Chairman and Chief Executive Officer and other members of senior management make presentations to the Board at the meetings and a substantial portion of the meeting time is devoted to the Board’s discussion of these presentations. Executive sessions for non-management and independent directors are scheduled at each regularly scheduled Board meeting.
      Directors have regular access to senior management. They may also seek independent, outside advice. The Board considers all major decisions. The Board has established five standing committees so that certain areas can be addressed in more depth than might be possible at a full Board meeting. Committee assignments are reassessed annually. The directors participated in Board and committee evaluations and assessments regarding 2004 performance.
Board Structure and Committee Composition
      The Board of Directors currently has five standing committees: the Audit Committee, the Compensation Committee, the Ethics, Compliance and Quality of Care Committee, the Finance and Investments Committee and the Nominating and Corporate Governance Committee. A copy of the charter for each committee may be found on the Corporate Governance page of our website at www.hcahealthcare.com.

			Ethics,		Nominating
			Compliance	Finance	and
			and Quality	and	Corporate
Name of Director	Audit	Compensation	Of Care	Investments	Governance
C. Michael Armstrong			X	X
Magdalena H. Averhoff, M.D.			X		X
Jack O. Bovender, Jr.*
Richard M. Bracken*
Martin Feldstein	X	X
Thomas F. Frist, Jr., M.D.				X
Frederick W. Gluck	X	X
Glenda A. Hatchett			Chair		X
Charles O. Holliday, Jr.		X			X
T. Michael Long				X	Chair
John H. McArthur	X			Chair
Kent C. Nelson	X			X
Frank S. Royal, M.D.		Chair	X
Harold T. Shapiro	Chair				X

*	Management Director
      Audit Committee. None of the members of our Audit Committee are officers or employees of HCA. Our Board has determined that each member of our Audit Committee is independent within the meaning of the New York Stock Exchange’s listing standards, the applicable Securities and Exchange Commission regulations, HCA’s Corporate Governance Guidelines, HCA’s Corporate Governance Plan and HCA’s Director Independence Guidelines. This committee reviews the programs of our internal auditors, the results of their audits, and the adequacy of our system of internal controls and accounting practices. This committee also reviews the scope of the annual audit by our independent auditors before its commencement, reviews the results of the audit and reviews the types of services for which we retain independent auditors. The Board has determined that each of Messrs. Feldstein, Gluck, McArthur, Nelson and Shapiro is an “audit committee financial expert” within the meaning of the applicable Securities and Exchange Commission regulations and that each member has the accounting and financial related management expertise required by the New York Stock Exchange’s listing standards. In 2004, this committee met twelve times.
      Compensation Committee. None of our Compensation Committee members are officers or employees of HCA. Our Board has determined that each member of the committee is independent within the meaning of the New York Stock Exchange’s listing standards, HCA’s Corporate Governance Guidelines, HCA’s Corporate Governance Plan and HCA’s Director Independence Guidelines. This committee’s functions include oversight of compensation arrangements for executive management, review of compensation plans relating to officers, grants of options, grants of restricted stock and other benefits under our employee benefit plans, and general review of our employee compensation policies. In 2004, this committee met eight times.
      Ethics, Compliance and Quality of Care Committee. None of our Ethics, Compliance and Quality of Care Committee members are officers or employees of HCA. Our Board has determined that each member of the Committee is independent within the meaning of HCA’s Corporate Governance Guidelines, HCA’s Corporate Governance Plan and HCA’s Director Independence Guidelines. This committee’s functions include review of matters relating to our ethics and compliance functions; review of the adequacy, scope and results of our ethics and compliance procedures; and review of the adequacy of our policies and procedures relating to the delivery of quality medical care to patients. In 2004, this committee met five times.
      Finance and Investments Committee. None of the members of our Finance and Investments Committee are officers or employees of HCA. This committee’s functions include review and consideration of matters relating to our financial and investment strategies. In 2004, this committee met five times.

      Nominating and Corporate Governance Committee. None of the members of our Nominating and Corporate Governance Committee are officers or employees of HCA. Our Board has determined that each member of the committee is independent within the meaning of the New York Stock Exchange’s listing standards, HCA’s Corporate Governance Guidelines, HCA’s Corporate Governance Plan and HCA’s Director Independence Guidelines. This committee considers, investigates and recommends to the Board of Directors qualified candidates for election to the Board of Directors and reviews and recommends our corporate governance policies. In 2004, this committee met four times.
      Our Board of Directors has adopted a retirement policy for its members. Under the policy, no person may be nominated to a term of office on the Board of Directors if he or she has attained the age of 75 before the first day of the proposed term of office, provided that the Board may make an exception to this requirement if special circumstances warrant such an exception.
Selection of Board Nominees
      The Nominating and Corporate Governance Committee has a policy regarding director nominations. The purpose of the director nominations policy is to establish the process by which individuals qualified to become members of the Board of Directors are identified and recommended to the Board of Directors and by which director nominees may be submitted by shareholders. The policy provides that the Nominating and Corporate Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and shareholders. The committee has retained a third-party search firm to assist the committee in identifying and evaluating potential Board candidates. A shareholder who wishes to recommend a prospective nominee for the Board should notify HCA’s Corporate Secretary or any member of the Nominating and Corporate Governance Committee in writing. The recommendation must include any supporting material the shareholder considers appropriate and must comply with the provisions of HCA’s certificate of incorporation and applicable law relating to shareholder nominations.
      Once the Nominating and Corporate Governance Committee has identified a prospective nominee, the committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on any information provided to the committee with the recommendation of the prospective candidate, as well as the committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the committee determines, in consultation with the Chairman of the Board and other Board members, as appropriate, that additional consideration is warranted, it may request the third-party search firm to gather additional information about the prospective nominee’s background and experience and to report its findings to the committee. The committee then evaluates the prospective nominee against the standards and qualifications set out in HCA’s Corporate Governance Guidelines, including experience in the following:

•	business or management for complex and large consolidated companies or other complex and large institutions;

•	accounting or finance for complex and large consolidated companies or other complex and large institutions;

•	leadership, strategic planning, or crisis response for complex and large consolidated companies or other complex and large institutions;

•	the health care industry; and

•	other significant and relevant areas deemed by the Nominating and Corporate Governance Committee to be valuable to the Company.
      The director nominations policy also provides that the Nominating and Corporate Governance Committee shall annually review with the Board of Directors the appropriate skills and characteristics required of the Board members.

Code of Conduct
      The Company has a Code of Conduct which is applicable to all directors, officers and employees of the Company (the “Code of Conduct”). The Code of Conduct is available on the Ethics, Compliance and Quality of Care and Corporate Governance pages of the Company’s website at www.hcahealthcare.com. The Company intends to post amendments to or waivers from its Code of Conduct (to the extent applicable to the Company’s chief executive officer, principal financial officer or principal accounting officer) at this location on its website.
Policy Regarding Communications with the Board of Directors
      Shareholders, employees and other interested parties may communicate with any of HCA’s directors, including the presiding director or the non-management directors as a group, by writing to such director(s) c/o Board of Directors, HCA Inc., P.O. Box 20004, One Park Plaza, Nashville, TN 37203, Attention: Corporate Secretary. For the present, all communications from shareholders, employees and other interested parties addressed in that manner will be forwarded to the appropriate director. If the volume of communication becomes such that the Board adopts a process for determining which communications will be relayed to Board members, that process will appear on the Company’s website at www.hcahealthcare.com.
Policy Regarding Director Attendance at Annual Meetings of Shareholders
      HCA has adopted a policy regarding director attendance at annual meetings of shareholders. A copy of the policy is available on the Corporate Governance page of HCA’s website. The policy states that directors are strongly encouraged to attend HCA’s annual meeting of shareholders. All of HCA’s directors attended the 2004 annual meeting of shareholders.
Executive Sessions
      In 2004, the non-management directors and the independent directors met in executive session six times. The sessions are scheduled and chaired by the presiding director. Any non-management director can request that additional executive sessions be scheduled.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and greater than ten-percent shareholders to file initial reports of ownership and reports of changes in ownership of any of our securities with the Securities and Exchange Commission, the New York Stock Exchange and us. We believe that during the 2004 fiscal year, all of our directors and officers complied with the requirements of Section 16(a), other than Mr. Waterman and Ms. Williams, who each filed one late report due to an administrative error. This belief is based on our review of forms filed or written notice that no reports were required.
      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES.
ITEM 2 — RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP
AS OUR INDEPENDENT AUDITOR
      The Audit Committee has appointed Ernst & Young LLP as our independent auditor. The independent auditor will audit our consolidated financial statements for 2005 and management’s assessment as to whether the Company maintained effective controls over financial reporting as of December 31, 2005. This appointment has been submitted for your ratification. If you do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider their appointment. Ernst & Young LLP has served as our independent auditor since 1994. Representatives of Ernst & Young LLP will attend our annual meeting and will have an opportunity to speak and respond to your questions.

      Audit Fees. The aggregate audit fees billed by Ernst & Young LLP for professional services rendered for the audit of our annual consolidated financial statements, for the reviews of the consolidated financial statements included in our quarterly reports on Form 10-Q, for the audit of management’s report on the effectiveness of the Company’s internal control over financial reporting, as required by the Sarbanes-Oxley Act of 2002, and services that are normally provided by the independent auditor in connection with statutory and regulatory filings totaled $9.2 million for 2004 and $5.9 million for 2003.
      Audit-Related Fees. The aggregate fees billed by Ernst & Young LLP for assurance and related services related to the performance of the audit or review of the Company’s consolidated financial statements and not described above under “Audit Fees” were $1.2 million for 2004 and $1.6 million for 2003. Audit-related services principally include audits of certain of our subsidiaries and benefit plans.
      Tax Fees. The aggregate fees billed by Ernst & Young LLP for professional services rendered for tax compliance, tax advice and tax planning were $4.9 million for 2004 and $1.9 million for 2003. The tax fees for 2004 include $3.0 million paid on a time and expense basis related to engagements for which the fees, prior to May 21, 2004, were structured as findings-based arrangements. Generally, the services for these findings-based engagements were rendered prior to 2004.
      All Other Fees. The aggregate fees billed by Ernst & Young LLP for products or services other than those described above were $379,000 for 2004 and $203,000 for 2003.
      The Board of Directors has adopted an Audit Committee Charter which, among other things, requires the Audit Committee to preapprove all audit and permitted nonaudit services (including the fees and terms thereof) to be performed for the Company by its independent auditor.
      All services performed for the Company by Ernst & Young LLP in 2004 were preapproved by the Audit Committee. The Audit Committee concluded that the provision of audit-related services, tax services and other services by Ernst & Young LLP was compatible with the maintenance of the firm’s independence in the conduct of its auditing functions. The Company’s preapproval policy provides that the Audit Committee shall preapprove nonaudit services and audit-related services. If a request for these services is made between Audit Committee meetings, the Audit Committee delegates the authority to the Chairman of the Audit Committee to approve such services, and in his absence or unavailability, such other available Audit Committee member (determined in order of seniority) shall have the authority to approve such services as deemed appropriate. Any decisions to preapprove any services shall be presented to the Audit Committee at its next scheduled meeting.
      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITOR.

AUDIT COMMITTEE REPORT FOR 2004
      The Audit Committee is comprised of five non-employee directors and operates under a written charter, restated by the Board of Directors on January 29, 2004, which is posted on the Company’s website at www.hcahealthcare.com. The charter is fully in compliance with Securities and Exchange Commission regulations and the New York Stock Exchange’s listing standards. All of the members of the Audit Committee are independent as defined under the New York Stock Exchange listing standards and applicable Securities and Exchange Commission regulations. The Board of Directors has determined that each member of the Audit Committee is an “audit committee financial expert” as defined by the Securities and Exchange Commission. During 2004, the Audit Committee met twelve times.
      The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee (i) the integrity of the financial statements of HCA, (ii) HCA’s compliance with legal and regulatory requirements, (iii) the independent auditors’ qualifications and independence, and (iv) the performance of HCA’s internal audit function and independent auditors. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of the independent auditors. The independent auditors report directly to the Audit Committee. Management has the primary responsibility for the financial statements and the reporting process, including assessing the effectiveness of the Company’s internal control over financial reporting. HCA’s independent auditors are responsible for planning and carrying out proper annual audits and quarterly reviews of HCA’s financial statements in accordance with standards established by the Public Company Accounting Oversight Board, expressing an opinion on the conformity of HCA’s audited financial statements with accounting principles generally accepted in the United States, evaluating and reporting on the fairness of management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and auditing and reporting on the effectiveness of the Company’s internal control over financial reporting.
      In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from HCA and its management. The Audit Committee has considered whether the independent auditors’ provision of nonaudit services to HCA is compatible with the auditor’s independence.
      The Audit Committee discussed with HCA’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of the audits of the financial statements, the audit of the effectiveness of HCA’s internal control over financial reporting, the Company’s progress in assessing the effectiveness of its internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, and the overall quality of HCA’s financial reporting.
      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, the inclusion of the audited financial statements in HCA’s filing with the Securities and Exchange Commission of its Annual Report on Form 10-K for the year ended December 31, 2004.

Harold T. Shapiro (Chairman)
Martin Feldstein
Frederick W. Gluck
John H. McArthur
Kent C. Nelson
      The foregoing report of the Audit Committee does not constitute soliciting material and shall not be deemed incorporated by reference by any general statement incorporating by reference the proxy statement into any filing by HCA under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.
ITEM 3 — CONSIDERATION AND APPROVAL OF THE HCA 2005
EQUITY INCENTIVE PLAN
      Our Board of Directors has adopted and recommends that you approve the HCA 2005 Equity Incentive Plan (the “Equity Incentive Plan”) to replace the HCA 2000 Equity Incentive Plan (the “2000 Plan”). If approved by shareholders, the Equity Incentive Plan will authorize awards in respect of an aggregate of 34,000,000 shares, which includes approximately 20,000,000 newly authorized shares. Of the 34,000,000 shares authorized under the plan, no more than 23,500,000 shares will be available for grants of restricted shares. If shareholder approval of the Equity Incentive Plan is received at the annual meeting, no further awards will be granted under the 2000 Plan, except for 1,734,375 options previously awarded but not yet granted under the 2000 Plan and the payment of certain awards which may be made pursuant to the Company’s 2005 Senior Officer Performance Excellence Program. If approved by our shareholders, the Equity Incentive Plan will be effective as of May 26, 2005.
      The primary purpose of the Equity Incentive Plan is to promote the interests of the Company and its shareholders by, among other things, (i) attracting and retaining key officers, employees and directors of, and consultants to, the Company and its subsidiaries and affiliates, (ii) motivating those individuals by means of incentives to achieve long-range performance goals, and (iii) linking the compensation of those individuals to the long-term interests of the Company and its shareholders.
      Our general compensation philosophy is that long-term incentive compensation should be closely aligned with our stakeholders’ interests, as more fully described under the heading “Compensation Committee Report on Executive Compensation.” We believe that stock options, the core of our historical long-term incentive program, have been very effective over the years in enabling us to attract and retain the talent critical to a health care services company with a focus on providing high quality, cost-effective health care. We believe that stock ownership has focused our key employees on improving our performance, and has helped to create a culture that encourages employees to think and act as shareholders. Participants in our long-term incentive compensation program generally include our officers, field operations executives, and other members of corporate management.
      In 2004, the Compensation Committee of our Board of Directors reassessed our compensation philosophy and our award strategy under the 2000 Plan and, in conjunction with management and the Committee’s independent compensation consultant, modified our philosophy. The Equity Incentive Plan is intended to facilitate our efforts to better align the Company’s long-term awards structure with its business and talent needs and our stakeholders’ interests. Beginning in 2005, we have placed more emphasis on restricted share grants. We believe the shift to restricted share grants will more closely link executive compensation to the long-term interests of our shareholders. Also, the restricted shares issued in 2005 are subject to back-end vesting provisions, with no shares vesting in the first two years after grant and then a third of the shares vesting in each of the third, fourth and fifth years, which we believe will enable us to continue to attract and retain talented key employees. Finally, we believe using restricted shares rather than options will allow us to be more economically efficient in that we will be able to deliver similar value to employees using fewer shares.
      Although we have modified our long-term incentive compensation program in 2005 to emphasize the use of restricted shares (or a combination of stock options and restricted shares for our officers and certain other members of management), we are limited in our ability to implement this policy in future years by the terms of the 2000 Plan, which limits the number of shares available for awards of restricted shares. While 14,030,637 shares remain available under the 2000 Plan as of March 31, 2005, only 3,469,432 of those remaining shares are available for awards of restricted shares. Accordingly, we believe shareholder approval of the Equity Incentive Plan is critical to facilitate our modified long-term incentive compensation program in future years.
      If approved by shareholders, the Equity Incentive Plan will authorize an aggregate of 34,000,000 shares, of which 23,500,000 may be awarded as restricted shares. We believe this authorization will enable us to implement our long-term equity incentive program, including our increased use of restricted shares, for the next five years. We believe five years is an appropriate cycle that will allow us to periodically review our equity compensation programs and respond to periodic evolutions in compensation and governance best practices and trends to the extent we believe such practices or trends to be in the best interests of the Company and its shareholders.
      If the Equity Incentive Plan is not approved, we may become unable to provide long-term, equity-based incentives to present and future employees consistent with our current compensation philosophies and objectives. We believe that such a failure may adversely affect our ability to attract and retain the caliber of key employees that is integral to our continued success.
      Although we believe that employee stock ownership is important to incentivizing and retaining key employees and is a contributing factor in achieving corporate performance goals, we recognize that our stock option program has created significant overhang. “Overhang” refers to potential shareholder dilution represented by outstanding employee equity awards and shares available for future grants. We use the following calculations to determine overhang:

Simple Overhang	=	Outstanding awards + Shares available for grant Common shares outstanding
Fully Diluted Overhang	=	Outstanding awards + Shares available for grant Common shares outstanding + Outstanding awards + Shares available for grant
      As of March 31, 2005, we had an aggregate of 37,201,005 options outstanding under all of our plans, with a weighted average exercise price of $35.52 and a weighted average term to expiration of 5.98 years. Shares underlying outstanding restricted share awards are not included in outstanding awards because they are already reflected in the number of common shares outstanding. As of March 31, 2005, there were 3,449,275 restricted shares outstanding under the 2000 Plan, with a weighted average number of years until fully vested of 4.40 years. All other restricted shares outstanding were issued pursuant to an employee stock purchase plan. As of March 31, 2005, we had 14,030,637 shares remaining available for grant under the 2000 Plan, of which 3,469,432 shares may be awarded as restricted shares, and a total of 441,166,771 shares of voting and non-voting common stock outstanding. We also had 17,918 warrants to purchase shares of our common stock outstanding as of March 31, 2005, which are not included in the overhang calculation. Accordingly, as of March 31, 2005, our overhang was as follows:

	As of March 31, 2005

		Pro Forma (assuming
		approval of
	Actual	Equity Incentive Plan)

Simple Overhang	11.6	16.1
Fully Diluted Overhang	10.4	13.9
      Our overhang was increased by virtue of our repurchase of approximately 62.9 million shares in the fourth quarter of 2004 through our successful modified “Dutch” auction tender offer and subsequent share repurchases. We believe these share repurchases provided significant current and long-term value to our shareholders. If we had not repurchased these shares during the fourth quarter of 2004, our overhang as of March 31, 2005 would have been as follows:

	As of March 31, 2005

		Pro Forma (assuming
		approval of
	Adjusted	Equity Incentive Plan)

Simple Overhang	10.2	14.1
Fully Diluted Overhang	9.2	12.4
      Our annual grants under the 2000 Plan as a percentage of shares outstanding (“burn rate”) has averaged approximately 1.8% of outstanding shares for the last three years. As a result of our shift in philosophy toward use of restricted shares, our anticipated burn rate for 2005 is approximately 1.25% of outstanding shares.

      We believe that our equity programs and our emphasis on employee stock ownership have been integral to our success in the past and are important to our ability to achieve our corporate performance goals in the years ahead. We believe that the ability to attract, retain and motivate talented employees is critical to long-term company performance and shareholder returns. We believe that the Equity Incentive Plan will allow us the flexibility to implement our current long-term incentive philosophy in future years, will better align executive and shareholder interests, and will enable us to address the impact of stock overhang. For these reasons, we consider approval of the Equity Incentive Plan important to our future success.
      The following is a brief summary of the principal features of the Equity Incentive Plan, which is qualified in its entirety by reference to the Equity Incentive Plan itself, a copy of which is attached hereto as Exhibit B and incorporated herein by reference.
      Shares Available for Awards under the Plan. Under the Equity Incentive Plan, awards may be made in common stock of the Company. Subject to adjustment as provided by the terms of the Equity Incentive Plan, the maximum number of shares of common stock with respect to which awards may be granted under the Equity Incentive Plan is 34,000,000 (which includes 14,030,637 shares, 3,469,432 of which may be awarded as restricted shares, with respect to which awards under the 2000 Plan were authorized but not granted). Except as adjusted in accordance with the terms of the Equity Incentive Plan, no more than 34,000,000 shares of common stock authorized under the Equity Incentive Plan may be awarded as incentive stock options and no more than 23,500,000 shares authorized under the Equity Incentive Plan may be awarded as awards other than options. The maximum number of shares with respect to which awards may be granted under the Equity Incentive Plan shall be increased by the number of shares with respect to which options or other awards were granted (A) under the 2000 Plan as of the effective date of this Equity Incentive Plan, but which terminate, expire unexercised, or are settled for cash, forfeited or cancelled without delivery of the shares under the terms of the 2000 Plan after the effective date of this Equity Incentive Plan, and (B) under the Company’s Amended and Restated 1992 Stock and Incentive Plan (the “1992 Plan”) as of the effective date of this Equity Incentive Plan, but which terminate, expire unexercised or are settled for cash, forfeited or cancelled without the delivery of shares under the terms of the 1992 Plan after the effective date of this Equity Incentive Plan.
      Shares of common stock subject to an award under the Equity Incentive Plan, the 2000 Plan or the 1992 Plan that are cancelled, expire unexercised, forfeited, settled in cash or otherwise terminated without a delivery of shares of common stock to the participant, including shares of common stock withheld or surrendered in payment of any exercise or purchase price of an award or taxes relating to an award, remain available for awards under the Equity Incentive Plan. Shares of common stock issued under the Equity Incentive Plan may be either newly issued shares or shares which have been reacquired by the Company. Shares issued by the Company as substitute awards granted solely in connection with the assumption of outstanding awards previously granted by a company acquired by the Company, or with which the Company combines, (“Substitute Awards”) do not reduce the number of shares available for awards under the Equity Incentive Plan.
      In addition, the Equity Incentive Plan imposes individual limitations on the amount of certain awards in order to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Under these limitations, no single participant may receive options or stock appreciation rights (“SARs”) in any calendar year that, taken together, relate to more than 2,000,000 shares of common stock, subject to adjustment in certain circumstances.
      With certain limitations, awards made under the Equity Incentive Plan may be adjusted by the Compensation Committee of the Board of Directors (the “Committee”) in its discretion or to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the Equity Incentive Plan in the event of any stock dividend, reorganization, recapitalization, stock split, combination, merger, consolidation, change in laws, regulations or accounting principles or other relevant unusual or nonrecurring event affecting the Company.
      Eligibility and Administration. Current and prospective officers and employees, and directors of, and consultants to, the Company or its subsidiaries or affiliates are eligible to be granted awards under the Equity Incentive Plan. As of March 31, 2005, approximately 1,600 individuals were eligible to participate in the

Equity Incentive Plan. The Committee will administer the Equity Incentive Plan, except with respect to awards to non-employee directors, for which the Equity Incentive Plan will be administered by the Board. The Committee will be composed of not less than two non-employee directors, each of whom will be a “Non-Employee Director” for purposes of Section 16 of the Exchange Act and Rule 16b-3 thereunder, an “outside director” within the meaning of Section 162(m) and the regulations promulgated under the Code and will be an independent director as defined by the listing standards of the New York Stock Exchange. Subject to the terms of the Equity Incentive Plan, the Committee is authorized to select participants, determine the type and number of awards to be granted, determine and later amend (subject to certain limitations) the terms and conditions of any award, interpret and specify the rules and regulations relating to the Equity Incentive Plan, and make all other determinations which may be necessary or desirable for the administration of the Equity Incentive Plan.
      Stock Options and Stock Appreciation Rights. The Committee is authorized to grant stock options, including both incentive stock options, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. The Committee may specify the terms of such grants subject to the terms of the Equity Incentive Plan. The Committee is also authorized to grant SARs, either with or without a related option. The exercise price per share subject to an option is determined by the Committee, but may not be less than the fair market value of a share of common stock on the date of the grant, except in the case of Substitute Awards. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and the provisions requiring forfeiture of unexercised options at or following termination of employment generally are fixed by the Committee, except that no option or SAR relating to an option may have a term exceeding ten years. Incentive stock options that are granted to holders of more than ten percent of the Company’s voting securities are subject to certain additional restrictions, including a five-year maximum term and a minimum exercise price of 110% of fair market value.
      A stock option or SAR may be exercised in whole or in part at any time, with respect to whole shares only, within the period permitted thereunder for the exercise thereof. Stock options and SARs shall be exercised by written notice of intent to exercise the stock option or SAR and, with respect to options, payment in full to the Company of the amount of the option price for the number of shares with respect to which the option is then being exercised.
      Payment of the option price must be made in cash or cash equivalents, or, at the discretion of the Committee, (i) by transfer, either actually or by attestation, to the Company of shares that have been held by the participant for at least six months (or such lesser period as may be permitted by the Committee) which have a fair market value on the date of exercise equal to the option price, together with any applicable withholding taxes, or (ii) by a combination of such cash or cash equivalents and such shares; provided, however, that a participant is not entitled to tender shares pursuant to successive, substantially simultaneous exercises of any stock option of the Company. Subject to applicable securities laws and Company policy, the Company may permit an option to be exercised by delivering a notice of exercise and simultaneously selling the shares thereby acquired, pursuant to a brokerage or similar agreement approved in advance by proper officers of the Company, using the proceeds of such sale as payment of the option price, together with any applicable withholding taxes. Until the participant has been issued the shares subject to such exercise, he or she shall possess no rights as a stockholder with respect to such shares.
      Restricted Shares and Restricted Share Units. The Committee is authorized to grant restricted shares of common stock and restricted share units. Restricted shares are shares of common stock subject to transfer restrictions as well as forfeiture upon certain terminations of employment prior to the end of a restricted period or other conditions specified by the Committee in the award agreement. A participant granted restricted shares of common stock generally has most of the rights of a shareholder of the Company with respect to the restricted shares, including the right to receive dividends and the right to vote such shares. None of the restricted shares may be transferred, encumbered or disposed of during the restricted period or until after fulfillment of the restrictive conditions.
      Each restricted share unit has a value equal to the fair market value of a share of common stock on the date of grant. The Committee determines, in its sole discretion, the restrictions applicable to the restricted share units. A participant will be credited with dividend equivalents on any vested restricted share units at the time of any payment of dividends to shareholders on shares of common stock. Except as determined otherwise by the Committee, restricted share units may not be transferred, encumbered or disposed of, and such units shall terminate, without further obligation on the part of the Company, unless the participant remains in continuous employment of the Company for the restricted period and any other restrictive conditions relating to the restricted share units are met.
      Performance Awards. A performance award consists of a right that is denominated in cash or shares of common stock, valued in accordance with the achievement of certain performance goals during certain performance periods as established by the Committee, and payable at such time and in such form as the Committee shall determine. Performance awards may be paid in a lump sum or in installments following the close of a performance period or on a deferred basis, as determined by the Committee. Termination of employment prior to the end of any performance period, other than for reasons of death or total disability, will result in the forfeiture of the performance award. A participant’s rights to any performance award may not be transferred, encumbered or disposed of in any manner, except by will or the laws of descent and distribution.
      Performance awards are subject to certain specific terms and conditions under the Equity Incentive Plan. Unless otherwise expressly stated in the relevant award agreement, each award granted to a Covered Officer under the Equity Incentive Plan is intended to be performance-based compensation within the meaning of Section 162(m). Performance goals for Covered Officers will be limited to one or more of the following financial performance measures relating to the Company or any of its subsidiaries, operating units, business segments or divisions: (a) earnings before interest, taxes, depreciation and/or amortization; (b) operating income or profit; (c) operating efficiencies; (d) return on equity, assets, capital, capital employed or investment; (e) after tax operating income; (f) net income; (g) earnings or book value per share; (h) cash flow(s); (i) total sales or revenues or sales or revenues per employee; (j) production (separate work units or SWUs); (k) stock price or total shareholder return; (l) dividends; (m) debt reduction; or (n) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures; or any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any subsidiary, operating unit or division of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or shares outstanding, or to assets or net assets. The Committee may appropriately adjust any evaluation of performance under criteria set forth in the Equity Incentive Plan to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year.
      To the extent necessary to comply with Section 162(m) of the Code, with respect to grants of performance awards, no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m)), the Committee will, in writing, (1) select the performance goal or goals applicable to the performance period, (2) establish the various targets and bonus amounts which may be earned for such performance period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Officer for such performance period. Following the completion of each performance period, the Committee will certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period. In determining the amount earned by a Covered Officer for a given performance period, subject to any applicable award agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period. With respect to any Covered Officer, the maximum annual number of shares in respect of which all performance awards may be granted under the Equity Incentive Plan is 300,000 and the maximum annual amount of all performance awards that are settled in cash is $5,000,000.
      Other Stock-Based Awards. The Committee is authorized to grant any other type of awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of common stock. The Committee will determine the terms and conditions of such awards, consistent with the terms of the Equity Incentive Plan.
      Non-Employee Director Awards. The Board may provide that all or a portion of a non-employee director’s annual retainer and/or retainer fees or other awards or compensation as determined by the Board be payable in non-qualified stock options, restricted shares, restricted share units and/or other stock-based awards, including unrestricted shares, either automatically or at the option of the non-employee directors. The Board will determine the terms and conditions of any such awards, including those that apply upon the termination of a non-employee director’s service as a member of the Board. Non-employee directors are also eligible to receive other awards pursuant to the terms of the Equity Incentive Plan, including options and SARs, restricted shares and restricted share units, and other stock-based awards upon such terms as the Committee may determine; provided, however, that with respect to awards made to members of the Committee, the Equity Incentive Plan will be administered by the Board.
      Termination of Employment. The Committee will determine the terms and conditions that apply to any award upon the termination of employment with the Company, its subsidiaries and affiliates, and provide such terms in the applicable award agreement or in its rules or regulations.
      Change in Control. All outstanding awards vest, become immediately exercisable or payable and have all restrictions lifted immediately upon a Change in Control (as defined in the Equity Incentive Plan).
      Amendment and Termination. The Board may amend, alter, suspend, discontinue or terminate the Equity Incentive Plan or any portion of the Equity Incentive Plan at any time, except that shareholder approval must be obtained for any such action if such approval is necessary to comply with any tax or regulatory requirement with which the Board deems it desirable or necessary to comply. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any award, either prospectively or retroactively. The Committee does not have the power, however, to amend the terms of previously granted options to reduce the exercise price per share subject to such option or to cancel such options and grant substitute options with a lower exercise price per share than the cancelled options. The Committee also may not materially and adversely affect the rights of any award holder without the award holder’s consent.
      Other Terms of Awards. The Company may take action, including the withholding of amounts from any award made under the Equity Incentive Plan, to satisfy withholding and other tax obligations. The Committee may provide for additional cash payments to participants to defray any tax arising from the grant, vesting, exercise or payment of any award. Except as permitted by the applicable award agreement, awards granted under the Equity Incentive Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or as permitted by the Committee in its discretion.
      Certain Federal Income Tax Consequences. The following is a brief description of the Federal income tax consequences generally arising with respect to awards under the Equity Incentive Plan.
      Tax consequences to the Company and to participants receiving awards will vary with the type of award. Generally, a participant will not recognize income, and the Company is not entitled to take a deduction, upon the grant of an incentive stock option, a nonqualified option, a reload option, an SAR or a restricted share award. A participant will not have taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply). Upon exercising an option other than an incentive stock option, the participant must generally recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and non-forfeitable shares of common stock acquired on the date of exercise.
      If a participant sells shares of common stock acquired upon exercise of an incentive stock option before the end of two years from the date of grant and one year from the date of exercise, the participant must generally recognize ordinary income equal to the difference between (i) the fair market value of the shares of common stock at the date of exercise of the incentive stock option (or, if less, the amount realized upon the disposition of the incentive stock option shares of common stock), and (ii) the exercise price. Otherwise, a participant’s disposition of shares of common stock acquired upon the exercise of an option (including an incentive stock option for which the incentive stock option holding period is met) generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such shares of common stock (the tax basis generally being the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option).
      The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option. The Company generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, the Company will not be entitled to any tax deduction with respect to an incentive stock option if the participant holds the shares of common stock for the incentive stock option holding periods prior to disposition of the shares.
      Similarly, the exercise of an SAR will result in ordinary income on the value of the stock appreciation right to the individual at the time of exercise. The Company will be allowed a deduction for the amount of ordinary income recognized by a participant with respect to an SAR. Upon a grant of restricted shares, the participant will recognize ordinary income on the fair market value of the common stock at the time restricted shares vest unless a participant makes an election under Section 83(b) of the Code to be taxed at the time of grant. The participant also is subject to capital gains treatment on the subsequent sale of any common stock acquired through the exercise of an SAR or restricted share award. For this purpose, the participant’s basis in the common stock is its fair market value at the time the SAR is exercised or the restricted share becomes vested (or is granted, if an election under Section 83(b) is made). Payments made under performance awards are taxable as ordinary income at the time an individual attains the performance goals and the payments are made available to, and are transferable by, the participant.
      Section 162(m) of the Code generally disallows a public company’s tax deduction for compensation paid in excess of $1 million in any tax year to its five most highly compensated executives. However, compensation that qualifies as “performance-based compensation” is excluded from this $1 million deduction limit and therefore remains fully deductible by the company that pays it. The Company intends that (i) performance awards and (ii) options granted (a) with an exercise price at least equal to 100% of fair market value of the underlying shares of common stock at the date of grant (b) to employees the Committee expects to be named executive officers at the time a deduction arises in connection with such awards, qualify as “performance-based compensation” so that these awards will not be subject to the Section 162(m) deduction limitations.
      The foregoing discussion is general in nature and is not intended to be a complete description of the Federal income tax consequences of the Equity Incentive Plan. This discussion does not address the effects of other Federal taxes or taxes imposed under state, local or foreign tax laws. Participants in the Equity Incentive Plan are urged to consult a tax advisor as to the tax consequences of participation.
      The Equity Incentive Plan is not intended to be a “qualified plan” under Section 401(a) of the Code.
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE HCA 2005 EQUITY INCENTIVE PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS OTHERWISE SPECIFY IN THEIR PROXIES.
ITEM 4 — OTHER MATTERS
      We are not aware of any matters other than those discussed in the foregoing materials contemplated for action at the annual meeting. The persons named in the proxies will vote in accordance with the recommendation of the Board of Directors on any other matters properly brought before the annual meeting. Discretionary authority for them to do so is contained in the proxy.

EXECUTIVE COMPENSATION
Summary Compensation Table
      The following table sets forth information regarding the compensation earned by the Chief Executive Officer and the other four most highly compensated executive officers based on salary and bonus earned during 2004 (named executive officers).

	Annual Compensation				Long-Term Compensation Awards

				Other		Securities
				Annual	Restricted	Underlying	All Other
Name and Principal		Salary	Bonus	Compensation	Stock Awards	Options/	Compensation
Positions	Year	($)(1)	($)	($)(2)	($)(3)	SARS (#)(4)	($)(5)

Jack O. Bovender, Jr.	2004	$1,361,262	—	—	$201,634	400,000	$388,360
Chairman and	2003	$1,191,102	—	—	$2,230,800	300,000	$291,012
Chief Executive Officer	2002	$1,117,210	—	—	$2,043,236	225,000	$291,410
Richard M. Bracken	2004	$742,523	—	—	$329,942	225,000	$214,733
President, Chief	2003	$831,604	—	—	$1,390,862	175,000	$168,005
Operating Officer and Director	2002	$731,270	—	—	$1,034,796	125,000	$166,884
Samuel N. Hazen	2004	$552,865	—	—	$245,649	125,000	$122,048
President – Western Group	2003	$548,031	—	—	$771,463	100,000	$94,292
	2002	$487,513	—	—	$517,365	80,000	$93,725
Robert A. Waterman	2004	$552,865	—	—	$289,904	60,000	$67,737
Senior Vice President and	2003	$580,482	—	—	$567,480	40,000	$57,628
General Counsel	2002	$548,890	—	—	$540,101	40,000	$77,315
R. Milton Johnson	2004	$465,622	—	—	$301,624	160,000	$79,719
Executive Vice President and	2003	$395,951	—	—	$316,235	40,000	$67,882
Chief Financial Officer	2002	$348,621	—	—	$292,541	40,000	$61,791

(1)	Salary amounts do not include the value of restricted stock awards granted pursuant to our Amended and Restated Management Stock Purchase Plan in lieu of a portion of annual salary. Such awards are included in the Restricted Stock Awards column. The 2004 base salary for each of Messrs. Bovender, Bracken, Hazen, Waterman and Johnson was $1,512,500, $990,000, $737,117, $737,117 and $583,333, respectively.

(2)	Perquisites and other personal benefits did not exceed the lesser of either $50,000 or 10% of the total of annual salary and bonus for the named executive officer. In 2004, each of Messrs. Bovender, Bracken, Waterman and Johnson were allowed personal use of the Company’s airplane with a value of approximately $19,938, $11,850, $129 and $554, respectively. The Company also paid certain expenses of Mr. Bovender’s spouse in the aggregate amount of $19,548 when she accompanied Mr. Bovender on two business related trips in 2004. The Company also pays for a cellular telephone for each of Messrs. Bracken, Hazen and Johnson, including personal usage valued at approximately $323, $230 and $367, respectively, in 2004.

(3)	Restricted Stock Awards include the following:

•	Shares of HCA Common Stock awarded pursuant to the Management Stock Purchase Plan. Pursuant to our Amended and Restated Management Stock Purchase Plan, officers may elect to receive restricted shares in lieu of up to 25% of base salary, purchased at a 25% discount from the average market price of the stock during the deferral period. With respect to shares issued pursuant to the plan in lieu of a portion of annual salary, amounts in the table represent the dollar value of the shares based on the average of the closing prices per share of HCA stock during the two semi-annual deferral periods. With respect to the first semi-annual deferral period in 2004, Messrs. Bovender, Bracken, Hazen, Waterman and Johnson received 2,420, 3,961, 2,949, 2,949 and 1,600 shares, respectively, at the average closing price of $41.65 for a total of $100,793, $164,976, $122,826, $122,826 and $66,640, respectively. With respect to the second semi-annual deferral period in 2004, Messrs. Bovender, Bracken, Hazen, Waterman and Johnson received 2,601, 4,255, 3,168, 3,168 and 2,329 shares, respectively, at the average closing price of $38.77 for a total of $100,841, $164,966, $122,823, $122,823 and $90,295, respectively. Subject to certain exceptions, the restrictions on the shares lapse three years after the grant date.

•	Shares of HCA Common Stock awarded pursuant to the Company’s Performance Equity Incentive Program. 2004 amounts include restricted shares of HCA common stock awarded in 2004 pursuant to the 2003 Performance Equity Incentive Program for 2003 performance based on the closing price per share on the date of grant ($45.86). Pursuant to the plan, Messrs. Waterman and Johnson were awarded 965 and 655 shares, respectively. Messrs. Bovender, Bracken and Hazen did not receive restricted shares pursuant to the 2003 Performance Equity Incentive Program.

•	Special Grant. Mr. Johnson received a special grant of 2,500 restricted shares. The restricted shares vest ratably over three years at 33 1/3% per year. The closing price per share on the date of grant was $45.86.

•	Subject to certain exceptions, the restrictions lapse on 50% of the shares each year over the two years following the grant. As of December 31, 2004, Messrs. Bovender, Bracken, Hazen, Waterman and Johnson held an aggregate of 55,856, 39,504, 25,948, 25,873 and 16,384 shares of restricted stock, respectively. Pursuant to Securities and Exchange Commission rules, after deducting the consideration paid therefore, the shares held by Messrs. Bovender, Bracken, Hazen, Waterman and Johnson had a net pre-tax value as of December 31, 2004 of $1,185,191, $821,855, $464,281, $411,140 and $345,334, respectively. Dividends will be payable on shares of restricted HCA common stock if and to the extent paid on HCA common stock, generally, regardless of whether or not the shares are vested.

(4)	Represents options to acquire shares of our common stock.

(5)	In 2004, consists of Company contributions to our Retirement Plan, matching Company contributions to our 401(k) Plan and Company accruals for our Restoration Plan as set forth below.

	Bovender	Bracken	Hazen	Waterman	Johnson

HCA Retirement Plan	$17,716	$17,716	$17,716	$9,663	$17,716
HCA 401(k) Matching Contribution	$2,819	$2,819	$2,819	$2,819	$2,563
HCA Restoration Plan	$367,825	$194,198	$101,513	$55,255	$59,440
Option Grants During 2004
      The following table presents additional information concerning the option awards shown in the Summary Compensation Table for 2004. These options to purchase our common stock were granted to the named executive officers under the Company’s 2000 Equity Incentive Plan, at exercise prices equal to the fair market value of our common stock on the date of grant.

	Individual Grants
					Potential Realizable
		Percent of			Value at Assumed Annual
		Total Options			Rates of Stock Price
	Number of	Granted to			Appreciation for Option
	Securities	Employees in	Exercise		Term(3)
	Underlying	Last Fiscal	Price Per	Expiration
Name	Options(1)	Year	Share(2)	Date	5% ($)	10% ($)

Jack O. Bovender, Jr.	400,000	4.33%	$45.86	1/29/2014	$11,536,443	$29,235,612
Richard M. Bracken	225,000	2.44%	$45.86	1/29/2014	$6,489,249	$16,445,032
Samuel N. Hazen	125,000	1.35%	$45.86	1/29/2014	$3,605,138	$9,136,129
Robert A. Waterman	60,000	0.65%	$45.86	1/29/2014	$1,730,466	$4,385,342
R. Milton Johnson	60,000	0.65%	$45.86	1/29/2014	$1,730,466	$4,385,342
R. Milton Johnson	100,000	1.08%	$41.05	7/22/2014	$2,581,612	$6,542,313

(1)	These options initially vested in four equal annual installments beginning on the first anniversary of the date of grant. However, on December 16, 2004, HCA announced the acceleration of vesting of all unvested options awarded to employees and officers under the HCA 2000 Equity Incentive Plan which had exercise prices greater than the closing price of HCA’s common stock on December 14, 2004 of $40.89 per share, as reported by the New York Stock Exchange.

(2)	The exercise price of all options equals the closing price of HCA’s common stock on the date of grant.

(3)	The potential realizable value portion of the foregoing table represents a hypothetical value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the common stock over the term of the options. The amounts do not take into account provisions of the options relating to vesting, nontransferability or termination of the option following termination of employment.

Aggregated Option Exercises During 2004 and Fiscal Year-End Option Values
      The following table provides information related to options to purchase common stock of HCA exercised by the named executive officers during the 2004 fiscal year, and the number and value of options held at fiscal year end. All shares and options represent HCA shares and options. We have not issued stock appreciation rights or warrants to our executive officers.

			Number of Securities		Value of Unexercised In-
	Shares		Underlying Unexercised		The-Money Options/SARs
	Acquired On		Options/SARs (#)(1)		at Fiscal Year-End ($)(2)
	Exercise	Value
Name	(#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Jack O. Bovender, Jr.	—	$—	2,145,660	100,000	$16,980,007	$264,000
Richard M. Bracken	22,790	$328,734	1,204,912	5,000	$6,772,729	$21,800
Samuel N. Hazen	13,674	$219,997	738,916	3,750	$4,641,669	$16,350
Robert A. Waterman	350,000	$4,983,899	312,749	5,000	$3,669,018	$21,800
R. Milton Johnson	15,000	$199,128	514,514	3,750	$4,259,644	$16,350

(1)	On December 16, 2004, HCA announced the acceleration of vesting of all unvested options awarded to employees and officers under the HCA 2000 Equity Incentive Plan which had exercise prices greater than the closing price of HCA’s common stock on December 14, 2004 of $40.89 per share, as reported by the New York Stock Exchange.

(2)	The closing price for HCA common stock as reported by the New York Stock Exchange on December 31, 2004, the last trading day of the year, was $39.96. Value is calculated on the basis of the difference between the closing price and the option exercise price multiplied by the number of shares of common stock underlying the option.
Supplemental Executive Retirement Plan
      HCA maintains a Supplemental Executive Retirement Plan (“SERP”) that is intended to qualify as a “top-hat” plan designed to benefit a select group of management or highly compensated employees.
      In the event the employee’s “accrued benefits under the Company’s Plans” (computed utilizing actuarial factors) are insufficient to provide the “life annuity amount,” the SERP will provide a benefit equal to the amount of the shortfall. The following table presents the estimated maximum annual benefit payable to a participant from a combination of the SERP and other accrued benefits under the Company’s Plans upon normal retirement based upon “pay average,” “years of service” and a 2.4% “accrual rate.” The benefit amounts listed are not subject to any deduction for Social Security.

	Years of Service

Pay Average	5	10	15	20	25

$ 200,000	$24,000	$48,000	$72,000	$96,000	$120,000
$ 400,000	$48,000	$96,000	$144,000	$192,000	$240,000
$ 600,000	$72,000	$144,000	$216,000	$288,000	$360,000
$ 800,000	$96,000	$192,000	$288,000	$384,000	$480,000
$1,000,000	$120,000	$240,000	$360,000	$480,000	$600,000
$1,200,000	$144,000	$288,000	$432,000	$576,000	$720,000
$1,400,000	$168,000	$336,000	$504,000	$672,000	$840,000
$1,600,000	$192,000	$384,000	$576,000	$768,000	$960,000
$1,800,000	$216,000	$432,000	$648,000	$864,000	$1,080,000
$2,000,000	$240,000	$480,000	$720,000	$960,000	$1,200,000
$2,200,000	$264,000	$528,000	$792,000	$1,056,000	$1,320,000
$2,400,000	$288,000	$576,000	$864,000	$1,152,000	$1,440,000
$2,600,000	$312,000	$624,000	$936,000	$1,248,000	$1,560,000
$2,800,000	$336,000	$672,000	$1,008,000	$1,344,000	$1,680,000
$3,000,000	$360,000	$720,000	$1,080,000	$1,440,000	$1,800,000

      The “life annuity amount” is the annual benefit payable as a life annuity to a participant upon normal retirement. It is equal to the participant’s “accrual rate” multiplied by the product of the participant’s “years of service” times the participant’s “pay average.” The SERP benefit for each year equals the life annuity amount less the annual life annuity amount produced by the employee’s “accrued benefits under the Company’s Plans.” The life annuity amount payable to a participant who takes early retirement is reduced by three percent for each full or partial year that the participant retires prior to age 62.
      The “accrual rate” is a percentage assigned to each participant, and is either 2.2% or 2.4%. A participant is credited with a “year of service” for each calendar year that the participant performs at least 1,000 hours of service for HCA, or for a subsidiary of HCA, or for each year the participant is otherwise credited by HCA, subject to a maximum credit of 25 years of service.
      A participant’s “pay average” is an amount equal to one-fifth of the sum of the compensation during the period of 60 consecutive months for which total compensation is greatest within the 120 consecutive month period immediately preceding the participant’s retirement. For purposes of this calculation, the participant’s compensation includes base compensation, payments under the Performance Excellence Program and bonuses paid prior to the establishment of the Performance Excellence Program. Compensation reported as “other annual compensation” in the Summary Compensation Table is not included in the pay average.
      The “accrued benefits under the Company’s Plans” of an employee equal the sum of the employer-funded benefits accrued under the HCA Retirement Plan, the HCA 401(k) Plan and any other tax-qualified plan maintained by HCA or a subsidiary, the income/loss adjusted amount distributed to the participant under any of these plans, the account credit and the income/loss adjusted amount distributed to the participant under the HCA Restoration Plan and any other nonqualified retirement plans sponsored by HCA or an HCA subsidiary.
      As of December 31, 2004, the estimated credited years of service for each of the named executive officers were as follows: Mr. Bovender, 25 years; Mr. Bracken, 23 years; Mr. Hazen, 22 years; Mr. Waterman, 7 years; and Mr. Johnson, 21 years.
Equity Compensation Plan Information
      The following table provides certain information as of December 31, 2004 with respect to our equity compensation plans (shares in thousands):
EQUITY COMPENSATION PLAN INFORMATION

	(a)	(b)	(c)

	Number of securities	Weighted-average	Number of securities remaining
	to be issued	exercise price of	available for future issuance
	upon exercise of	outstanding	under equity compensation
	outstanding options,	options,	plans (excluding securities
	warrants and rights	warrants and rights	reflected in column(a))

Equity compensation plans approved by security holders	52,360	$34.94	24,219
Equity compensation plans not approved by security holders	—	—	—

Total	52,360	$34.94	24,219

Directors’ Compensation
      Non-management directors may choose to receive an annual retainer of $55,000 payable in cash, restricted shares or restricted share units. A director will receive a 25% premium if such director elects to have all amounts paid in restricted shares or restricted share units. Awards are currently made pursuant to the Company’s 2000 Equity Incentive Plan.
      Non-management directors are also eligible to receive competitive option awards that vest annually over a five-year period at a rate of 20% per year, commencing on the date of the grant. Such awards are currently made pursuant to the 2000 Equity Incentive Plan.
      In 2004, the board meeting fee was $2,000 per meeting for non-management directors. Non-management director committee members received a committee retainer of $3,000 and committee chairpersons, other than the audit committee chairperson, received a $10,000 committee retainer in 2004. The audit committee chairperson received a committee retainer of $20,000 in 2004. These retainers are payable in cash, restricted shares or restricted share units. A director will receive a 25% premium if such director elects to have all amounts paid in restricted shares or restricted share units. Committee members received a meeting fee of $1,500 per committee meeting. We also reimbursed directors for expenses incurred relating to attendance at meetings.
      The Company may ask a director, as part of his or her service as a director, to participate in a business related meeting or in meetings which the Company believes will further his or her education as a director of a public company. In such event, the Company reimburses the director for reasonable travel expenses and pays the director an additional fee equal to the Board meeting fee. The Company reports these payments to the Board committee responsible for director compensation matters.
      The HCA Foundation matches charitable contributions by directors up to an aggregate $15,000 annually. Employee directors are not eligible for any additional compensation for service on the Board or its committees.
COMPENSATION COMMITTEE REPORT ON
EXECUTIVE COMPENSATION
      The Compensation Committee (the “Committee”) of the Board of Directors is generally charged with the oversight of the Company’s executive rewards program. The committee is comprised solely of “Non-employee Directors” as defined in Rule 16b-3 of the rules promulgated under the Securities Exchange Act of 1934, “outside directors” for the purposes of the Internal Revenue Code of 1986, and “independent directors” as defined by the New York Stock Exchange listing standards, HCA’s Corporate Governance Guidelines, HCA’s Corporate Governance Plan and HCA’s Director Independence Guidelines. Responsibilities of the Compensation Committee include the review and approval of the following items:

•	Executive compensation strategy;

•	Compensation arrangements for executive management;

•	Design and administration of the annual Performance Excellence Program (“PEP”);

•	Design and administration of the Company’s equity incentive plans, including any stock option and restricted share authorization requests and special grants;

•	Executive benefits and perquisites (including the HCA Restoration Plan and the Supplemental Executive Retirement Plan); and

•	Any other executive compensation or benefits related items deemed noteworthy by the Committee.
      In addition, the Committee considers the proper alignment of executive pay policies with Company values and strategy by overseeing employee compensation policies, corporate performance measurement and assessment, and CEO performance assessment. The Committee also retains the services of independent outside consultants to assist in the strategic review of programs and arrangements relating to executive compensation and performance.
      The Committee and the Board periodically review the Compensation Committee Charter to ensure that the Committee’s structure and responsibilities as outlined above are appropriate and in line with the Company’s business needs.

      The Committee held eight meetings in 2004. Meetings were led by the Committee Chair, Dr. Frank S. Royal.
Compensation Philosophy
      The Committee believes the most effective executive compensation program aligns the interests of the Company’s executives with those of the stakeholders. The Company’s primary objective is to provide the highest quality health care to our patients while enhancing long-term shareholder value. The Committee is committed to a strong, positive link between the Company’s objectives and its compensation and benefits practices.
Compensation Policies with Respect to Executive Officers
      The Company’s executive compensation structure for 2004 consisted of base salary, annual PEP awards payable in cash, and stock option grants. In addition, the Company provided an opportunity for executives to participate in a stock purchase plan and two supplemental retirement plans.
      During 2004, the Committee completed a review of HCA’s executive compensation philosophy and rewards program objectives. The review was conducted to create a more effective balance between the focus on near-term operating performance and the long-term value and health of the enterprise.
      The outcome of the review included the following conclusions and adjustments:

•	Pay positioning should keep in mind both market competitiveness and internal job value.

•	Generally, executive base salaries and short-term target incentives should position total annual cash compensation between the median and 75th percentile of the competitive marketplace. Previously, base salary was positioned at the 75th percentile of the market and target PEP awards were positioned at the 30th percentile.

•	The target value of long-term incentive grants (stock options, restricted stock, etc.) should reference market median, internal job value and individual performance. Previously, the target value of stock option grants varied between the 25th and 75th percentile based on company performance. In 2004, for example, the Company delivered target stock option grants at the 40th percentile.

•	The combination of all compensation elements should position total direct compensation in the range of the 60th and 65th percentiles.
      To ensure executives’ pay levels are consistent with the compensation strategy, the Committee collects compensation data from three marketplaces: (i) similarly-sized general industry companies, (ii) a special subset of general industry companies with business characteristics similar to HCA, and (iii) other health care providers. The Committee believes this information provides an appropriate basis for a competitive executive compensation assessment. The Committee evaluates HCA’s executive total pay positioning annually with the assistance of an outside consultant. The compensation of the named executive officers for the last three years is listed in the Summary Compensation Table found under the heading “Executive Compensation” in this proxy statement.
Base Salary
      Each year, the Committee evaluates base salaries for HCA’s executives. Each executive position has a salary range based on market competitiveness and internal job value. In determining appropriate salary levels and salary increases within that range, the Committee considers a position’s level of responsibility, projected role and responsibilities, required impact on execution of Company strategy, external pay practices, total cash and total direct compensation positioning, and other factors it deems appropriate. In determining appropriate salary levels and increases for an incumbent, the Committee considers individual performance, vulnerability to recruitment by other companies, project roles and responsibilities, and total cash and total direct compensation positioning. If an incumbent has reached the maximum salary in his or her range, but is not advanced to a higher salary grade, a lump sum payment may be provided.

      For 2005, HCA increased salaries for all executives based upon individual 2004 achievement, external pay competitiveness and internal job value considerations. The average merit increase for senior officers (excluding the Chief Executive Officer) was 3.6%, excluding certain one-time increases designed to more closely align the salaries of certain executives with the market salary for their positions and the internal value they provide to the Company. The merit increase for the CEO was 3.5%, and is discussed in more detail in the Chief Executive Officer section below. HCA did not give merit salary increases in 2004.
Performance Excellence Program
      The purpose of the Performance Excellence Program, or “PEP,” is to reward executives for annual financial and non-financial performance that generates the highest-quality health care for our patients while providing value to HCA’s shareholders. Prior to 2004, the Company rewarded executives through a Performance Equity Incentive Program, which allowed executives to earn restricted stock or deferred cash. Restricted stock granted under the previous plan vests ratably over two years. In 2004, the Company adopted the PEP to pay awards only in cash in order to align HCA’s pay mix with the competitive market and promote a balance between cash and equity compensation. In 2005, the Committee adopted separate programs for its executive officers (the “Senior Officer PEP”) and for its employees who are not executive officers.
      Each participant in the PEP is assigned an annual award target expressed as a percentage of salary. Actual awards under the PEP are generally determined using three steps. First, the executive must exhibit HCA’s mission and values, uphold the Company’s Code of Conduct and follow the Company’s compliance policies and procedures. This step is critical to reinforcing HCA’s commitment to integrity and the delivery of high quality health care. In the event the Committee determines the participant is not in compliance with the first step at any time during the fiscal year, he or she may not be eligible for an incentive award. Second, an initial award amount is determined based upon a measure of Company performance. For 2004, this measure was Earnings Per Share (“EPS”). For 2005, the Senior Officer PEP incorporates two Company financial performance measures (EPS and Earnings before Interest, Taxes, Depreciation and Amortization, or “EBITDA”, each as defined in the Senior Officer PEP). Third, the award is modified based upon an assessment of individual performance. The PEP is designed to provide 100% of the target award for target performance, 50% of the target award for a minimum acceptable (threshold) level of performance, and a maximum of 200% of the target award for maximum performance. Payouts between threshold and maximum amounts are calculated by the Committee in its sole discretion using interpolation. No payments will be made for performance below threshold levels. The Committee approves the threshold, target and maximum performance levels at the beginning of the fiscal year.
      Based on HCA’s performance in 2004, EPS was below the threshold performance level. As such, none of the executive officers named in the Summary Compensation Table received an award under the PEP for 2004 performance.
The 2000 Equity Incentive Plan
      HCA utilizes long-term incentives, including stock options and restricted shares issued pursuant to the HCA 2000 Equity Incentive Plan (the “2000 Plan”) to achieve three objectives:

•	Retain key executive talent;

•	Link executive compensation to the Company’s performance; and

•	Deliver value to employees in a manner that maximizes economic and tax effectiveness.
      Historically, the Committee has primarily awarded stock options to executives. The Committee completed a review of its award strategy under the 2000 Plan during 2004 and, in conjunction with management, has made a series of modifications to be implemented for 2005 which the Committee believes better align the Company’s long-term awards structure with its business and talent needs. Executive officers will receive long-term incentive awards under the 2000 Plan consisting of stock options and restricted shares. The intended value of these stock options and restricted share awards will each comprise 50% of the total award value. Most non-officer executives will receive only restricted shares. The Committee believes this shift, in conjunction with an increased dividend on the Company’s common shares, will improve executive retention and better focus executives on long-term performance. The issuance of restricted shares rather than stock options will also reduce future dilution to our shareholders because we are issuing one restricted share for every four stock options we would have issued if we had continued to primarily issue stock options, thus reducing the aggregate number of shares granted in long-term incentive awards. The Committee feels that a balanced approach to long-term incentives, rather than reliance on a single equity vehicle, is consistent with emerging competitive practice and serves to benefit shareholders and award recipients. Target stock option and restricted share grant values will be based on a number of factors, including an assessment of Company performance, the executive’s level of responsibility, past and anticipated contributions to the Company, competitive practices, the number of shares available for grant, and the potential dilution resulting from equity-based grants.
Stock Options
      The Committee believes that stock option grants play a critical role in providing an equity incentive that focuses executive officers’ attention on managing the Company’s business effectively and ensuring that operational decisions are based on long-term considerations that benefit the Company and its shareholders. Option grants to executive officers are made pursuant to the 2000 Plan, have a 10-year term, and an exercise price equal to fair market value of the common stock on the date of the grant. Options issued in 2004 were to vest ratably over four years. However, in December 2004, the Committee determined it was in the best interests of the Company to accelerate the vesting of all unvested options awarded to employees and officers of the Company which had exercise prices greater than the closing price of HCA’s common stock on December 14, 2004 of $40.89 per share, as reported on the New York Stock Exchange. The options granted to executive officers in 2004 were immediately vested as a result of this action. The number of stock options granted in 2004 to our five most highly paid executive officers is shown in the Summary Compensation Table. Options awarded in 2005 will be granted in equal installments on a quarterly basis and will vest ratably in increments of 25% on each of the first, second, third and fourth anniversaries of the initial grant date.
Restricted Shares
      To encourage retention, restricted share grants to executive officers vest over five years. Restricted share grants are made pursuant to the 2000 Plan. For the 2005 grant, no shares will vest over the first two years and the award will vest ratably over the remaining three years at 33 1/3% per year.
Management Stock Purchase Plan
      The Management Stock Purchase Plan, or “MSPP,” allows select executives to convert up to 25% of their annual base salary into restricted shares granted at a discount of 25% of the average closing price on all trading days during a defined purchase period. The MSPP was approved by shareholders in 1995 and amended in 1998 when the cash incentive plan was eliminated. The MSPP was amended again in 2004 to extend the term of the plan. These shares generally vest three years from the date of grant, encouraging a long-term Company focus. With certain exceptions, if employment is terminated during the restricted period, the employee receives a cash payment equal to the lesser of (a) the then-current fair market value of the restricted shares or (b) the aggregate salary foregone by the employee as a condition to receiving the restricted shares.
      As of March 2005, 22 executive officers of the Company have deferred salary toward the purchase of restricted shares under the MSPP in 2005.
Restoration Plan and Supplemental Executive Retirement Plan
      HCA’s key executives participate in two supplemental retirement programs. The Restoration Plan provides a benefit to replace the lost contributions due to the IRS compensation limit under Internal Revenue Code Section 401(a)(17). Key executives also participate in the Supplemental Executive Retirement Plan (“SERP”). The SERP benefit brings the total value of annual retirement income to a specific income replacement level and helps HCA remain competitive for attracting and retaining key executive talent.

Chief Executive Officer Compensation
      As Chief Executive Officer, Mr. Bovender’s base salary, target PEP award and long-term incentive award for 2004 were determined by the Committee in a manner consistent with the factors described above for all executive officers. The factors considered by the Committee included, but were not limited to, Mr. Bovender’s pay positioning relative to the market and the Committee’s view of his individual performance and contributions to the Company’s achievements during 2003 and 2004.
      Mr. Bovender’s salary was not increased in 2004. In light of the competitive marketplace, the Committee increased Mr. Bovender’s base salary for 2005 by 3.5% to $1,565,438. Mr. Bovender, like the Company’s other executive officers, did not receive a PEP award for 2004 because EPS was below the threshold level of performance. Amounts shown in the Summary Compensation Table reflect PEP awards for 2002-2004 performance. 2002 PEP awards were paid in restricted shares in 2003. The Committee increased Mr. Bovender’s PEP target from 75% of base salary in 2004 to 120% of base salary in 2005 for target performance in order to bring Mr. Bovender’s annual incentive and total cash compensation closer to the desired pay positioning. Accordingly, Mr. Bovender will receive an award under the Senior Officer PEP equal to 60% of his base salary for a minimum acceptable (threshold) level of performance, 120% of his base salary for a target level of performance or 240% of his base salary for a maximum level of performance. In 2004, the Committee granted Mr. Bovender the option to purchase 400,000 shares of common stock at an exercise price equal to the fair market value of the common stock on the date of grant, with a 10-year term and a four-year vesting schedule under the 2000 Equity Incentive Plan. The vesting of these options was accelerated as a result of the Committee’s determination to vest all unvested options awarded to employees and officers of the Company which had exercise prices greater than the closing price of HCA’s common stock on December 14, 2004 of $40.89 per share, as reported on the New York Stock Exchange. For 2005, the Committee awarded Mr. Bovender options to purchase 320,500 shares of common stock under terms similar to the 2004 grant. The options will be granted to Mr. Bovender in four equal quarterly installments, and will have an exercise price equal to fair market value of the Company’s common stock on the date of grant. Twenty-five percent of each such award will vest on the first, second, third and fourth anniversaries of the initial grant date. In an effort to better tie pay with performance, Mr. Bovender has also received 80,100 restricted shares. The restricted shares are subject to a five year vesting schedule, with no shares vesting in the first two years and one-third of the shares vesting ratably on the third, fourth and fifth anniversaries of the date of grant. Mr. Bovender is eligible to participate in the Senior Officer PEP, the MSPP, the Restoration Plan and the SERP.
Other Named Executive Officer Compensation
      Mr. Bracken received a base salary increase of approximately 3.5% in 2005, resulting in a base salary of approximately $1,025,000. He did not receive a salary increase in 2004. Mr. Bracken has a PEP annual incentive target of 75% of base salary. Accordingly, Mr. Bracken will receive an award under the Senior Officer PEP equal to 37.5% of his base salary for a minimum (threshold) level of performance, 75% of his base salary for a target level of performance, or 150% of this base salary for a maximum level of performance. He did not receive a payout under the PEP for 2004. In 2005, Mr. Bracken was awarded 140,200 stock options and 35,100 restricted shares.
      Mr. Hazen received a base salary increase of approximately 3.4% in 2005, resulting in a base salary of approximately $762,000. Mr. Hazen did not receive a salary increase in 2004. Mr. Hazen has a PEP annual incentive target of 60% of base salary. Accordingly, Mr. Hazen will receive an award under the Senior Officer PEP equal to 30% of his base salary for a minimum (threshold) level of performance, 60% of his base salary for a target level of performance, or 120% of this base salary for a maximum level of performance. He did not receive a payout under the PEP for 2004. In 2005, Mr. Hazen was awarded 84,100 stock options and 21,000 restricted shares.
      Mr. Waterman received a base salary increase of approximately 3.4% in 2005, resulting in a base salary of approximately $762,000. He did not receive a salary increase in 2004. Mr. Waterman has a PEP annual incentive target of 50% of base salary. Accordingly, Mr. Waterman will receive an award under the Senior Officer PEP equal to 25% of his base salary for a minimum (threshold) level of performance, 50% of his base salary for a target level of performance, or 100% of this base salary for a maximum level of performance. He did not receive a payout under the PEP for 2004. In 2005, Mr. Waterman was awarded 50,100 stock options and 12,500 restricted shares.
      Mr. Johnson was promoted from Senior Vice President and Controller to Executive Vice President and Chief Financial Officer in July 2004. At that time, his base salary was increased to $700,000 to reflect his new duties and to align his pay with the market. For 2005, he received a base salary increase of approximately 3.6%, resulting in a base salary of approximately $725,000. Mr. Johnson has a PEP annual incentive target of 50% of base salary. Accordingly, Mr. Johnson will receive an award under the Senior Officer PEP equal to 25% of his base salary for a minimum (threshold) level of performance, 50% of his base salary for a target level of performance, or 100% of this base salary for a maximum level of performance. He did not receive a payout under the PEP for 2004. In 2005, Mr. Johnson was awarded 84,100 stock options and 21,000 restricted shares.
      The stock options awarded to Messrs. Bracken, Hazen, Waterman and Johnson in 2005 will be granted in four equal quarterly installments, and will have an exercise price equal to the fair market value of the Company’s common stock on the date of grant. Twenty-five percent of each such award will vest on the first, second, third and fourth anniversaries of the initial grant date. The restricted shares granted to Messrs. Bracken, Hazen, Waterman and Johnson in 2005 are subject to a five-year vesting schedule, with no shares vesting in the first two years and one-third of the shares vesting ratably on the third, fourth and fifth anniversaries of the date of grant. Messrs. Bracken, Hazen, Waterman and Johnson are eligible to participate in the Senior Officer PEP, the MSPP, the Restoration Plan and the SERP.
Executive Compensation Tax Deductibility
      Under Section 162(m) of the Internal Revenue Code, compensation paid by a publicly held corporation to the chief executive officer and four other highly paid executive officers in excess of $1 million per year per officer is deductible only if paid pursuant to qualifying performance-based compensation plans approved by shareholders. Because the amount and mix of individual compensation are based on competitive considerations as well as Company and individual performance, executive officer compensation that is not performance-based may exceed $1 million in a given year. While considering the tax implications of its compensation decisions, the Committee believes its primary focus should be to attract, retain and motivate executives and to align the executives’ interests with those of the Company’s stakeholders.
      The foregoing report is respectfully submitted by the members of the 2004 Compensation Committee of the Board of Directors whose members were as follows:

Frank S. Royal, M.D. (Chairman)
Martin Feldstein
Frederick W. Gluck
Charles O. Holliday Jr.
      The foregoing report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.
Employment, Severance and Change in Control Agreements
      Mr. Waterman has an employment agreement with the Company. The agreement states that if he is terminated without cause after 2002, HCA will pay him severance equal to one year’s salary.
Compensation Committee Interlocks and Insider Participation
      During 2004, the Compensation Committee of the Board of Directors was composed of Frank S. Royal, M.D., Martin Feldstein, Frederick W. Gluck and Charles O. Holliday, Jr. None of these persons has at any time been an officer or employee of HCA or any of its subsidiaries. In addition, there are no relationships among HCA’s executive officers, members of the Compensation Committee or entities whose executives serve on the Compensation Committee that require disclosure under applicable Securities and Exchange Commission regulations.
Certain Relationships and Related Transactions
      In 2003, Healthcare Property Investors, Inc. (“HCPI”) and a joint venture comprised of HCPI and General Electric Corporation acquired all of the outstanding membership interest in MedCap Properties, LLC (“MedCap”) from the owners of MedCap, including HCA and Charles A. Elcan (the “Sale Transaction”). MedCap owned 113 medical office buildings (“MOBs”) at the time of the Sale Transaction. HCA now leases space from HCPI. Mr. Elcan is the son-in-law of Thomas F. Frist, Jr., M.D., a director and former chief executive officer of HCA.
      In connection with the Sale Transaction, MOBs related to one non-HCA facility and certain liabilities of MedCap that the buyers did not desire to assume were contributed by MedCap to a limited liability company (the “LLC”). The liabilities assumed by the LLC included MedCap’s liability pursuant to a swap transaction entered into with a financial institution to act as an interest rate cap with respect to MedCap’s indebtedness (the “Swap Transaction”). The ownership interests in the LLC were distributed to the members of MedCap, prior to the closing of the Sale Transaction, in accordance with the terms of MedCap’s operating agreement. The ownership interests of Mr. Elcan and HCA in the LLC are 32.8% and 33.8%, respectively. Upon the closing of the Sale Transaction, the members of the LLC, other than HCA, deposited funds on behalf of the LLC in an escrow account (the “Escrow”). The Escrow served as collateral for the LLC’s liability pursuant to the Swap Transaction. HCA was not required to post any collateral for its share of liability with respect to the Swap Transaction, but rather guaranteed 33.8% of any liability arising under the Swap Transaction.
      In 2004, the LLC settled the Swap Transaction by paying an aggregate of $9,955,000 to the counter party. HCA directly paid $3,365,387 or 33.8% of the amount necessary to settle the Swap Transaction. The balance of the payment was made from funds deposited in the Escrow. Funds deposited in the Escrow by Mr. Elcan were utilized to pay $3,266,932, or 32.8%, of the amount paid to settle the Swap Transaction. The funds remaining in the Escrow following settlement of the Swap Transaction were distributed to the members of the LLC who contributed those funds to the Escrow in proportion to their contribution to the Escrow. Mr. Elcan’s share of that distribution was approximately $4.1 million, which represents a partial return of the $8.1 million he contributed to the Escrow and the LLC.
      The LLC expects to settle its remaining liabilities, sell its assets and liquidate in 2005. Upon liquidation, the LLC will distribute its assets to its members in accordance with their respective ownership interests.
      HCA and Tomco II, LLC, an entity wholly owned by Dr. Frist, entered into an aircraft hourly rental agreement effective on September 30, 2002 and amended on March 28, 2003, under which Tomco II has agreed to rent an aircraft to HCA for business purposes on an as needed basis, but not to exceed 100 hours in the aggregate during any annual period. HCA paid approximately $65,236 to Tomco for approximately 40 hours of aircraft usage time in 2004. HCA believes the rental rate under the agreement is at fair market value.
      HCA and Dr. Frist entered into a retirement Agreement effective January 1, 2002, in connection with Dr. Frist’s retirement as an executive officer and as chairman of HCA. Pursuant to the agreement, HCA agreed to provide office space, to employ an administrative assistant on the budget guidelines used for other HCA employees for Dr. Frist’s clerical support, to provide HCA hangar space for a family-owned aircraft to the extent such space is available and to make a one-time payment of $30,352 to enable Dr. Frist to continue comparable Medical insurance.
      Christopher S. George serves as the chief executive officer of an HCA-affiliated hospital. During 2004, Mr. George was paid approximately $186,700 for his services. Mr. George’s father, V. Carl George, serves as an executive officer of HCA.
      Randall C. Donaldson works for an HCA affiliate, and in 2004 Mr. Donaldson was paid approximately $82,000 for his services. Mr. Donaldson’s brother-in-law, Samuel N. Hazen, serves as an executive officer of HCA.

      Mary K. Barrass works for an HCA affiliate, and in 2004 Ms. Barrass was paid approximately $72,000 for her services. Ms. Barrass’ brother-in-law, Victor L. Campbell, serves as an executive officer of HCA.
      James M. Tavenner works for an HCA affiliate, and in 2004 was paid approximately $97,500 for his services. Mr. Tavenner’s sister-in-law, Marilyn B. Tavenner, serves as an executive officer of HCA.
      The Company receives services from Zycron Computer Services, a technical employee outsourcing company. Richard Bovender, the son of our Chairman and CEO, was a contractor with Zycron during 2004. During 2004, Zycron billed HCA on an hourly basis for Richard Bovender’s services during 2004 for a total of approximately $85,947 for web design and administrative processing services. Richard Bovender was paid approximately $46,800 for his services to Zycron in 2004. Richard Bovender became an employee of an affiliate of the Company in January 2005 and receives an annual salary of $54,000.
      The Company maintains a summer intern program, open to all corporate office employees, for children of our employees who are college or college-bound students. Our executive officers’ children may participate in this program.

Company Stock Performance
      The following performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference the proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.
      The graph below compares the cumulative total shareholder return on our common stock for the past five years, with the cumulative total return of companies on the Standard & Poor’s 500 Index (S&P 500 Index) and the Standard & Poor’s Health Care Facilities Index (formerly called the Standard & Poor’s Hospital Management Index) over the same period (assuming the investment of $100 in our common stock, the S&P 500 Index and the S&P Health Care Facilities Index on December 31, 1999 and reinvestment of all dividends).
HCA INC.
Comparison of Cumulative Total Returns

	Cumulative Total Return

	12/99	12/00	12/01	12/02	12/03	12/04

HCA INC.	100.00	150.52	132.07	142.47	147.80	138.94

S&P 500 INDEX	100.00	90.89	80.09	62.39	80.29	89.02
S&P HEALTH CARE FACILITIES INDEX	100.00	166.04	169.69	122.52	129.10	116.06

GENERAL INFORMATION
Annual Report
      Our 2004 annual report to shareholders is being mailed to shareholders with this proxy statement. The annual report is not part of the proxy solicitation materials.
Householding of Annual Meeting Materials
      Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Notice of Annual Meeting and Proxy Statement and the 2004 Annual Report may have been sent to multiple shareholders in your household. If you would prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact your bank, broker or other nominee. Upon written or oral request to the Office of Investor Relations, we will provide a separate copy of the annual report and/or proxy statement.
Additional Information
      A copy of our Annual Report on Form 10-K for the year ended December 31, 2004, excluding certain of the exhibits thereto, our committee charters, Corporate Governance Guidelines and Code of Conduct may be obtained without charge by writing to HCA, Office of Investor Relations, One Park Plaza, Nashville, Tennessee 37203.

EXHIBIT A
HCA INC.
DIRECTOR INDEPENDENCE GUIDELINES
      The following Director Independence Guidelines (the “Guidelines”) have been adopted by the Board of Directors (the “Board”) of HCA Inc. (“HCA” or the “Company”) to assist the Board in the exercise of its responsibilities to HCA and its stockholders. The Guidelines should be interpreted in the context of all applicable laws and HCA’s other corporate governance documents, and are intended to serve as a flexible framework within which the Board may conduct its business. The Guidelines are subject to modification from time to time, and the Board shall be able, in the exercise of its discretion, to deviate from the Guidelines from time to time, as the Board may deem appropriate and as required or permitted by applicable laws and regulations.
      1. Effectiveness. The Guidelines are effective as of March 25, 2004.
      2. Implementation. The Board will annually review the independence of all directors, affirmatively make a determination as to the independence of each director and disclose those determinations, in each case, consistent with the requirements of the New York Stock Exchange (“NYSE”), the Securities and Exchange Commission (“SEC”) and the HCA Corporate Governance Plan (“Plan”) and the HCA Inc. Corporate Governance Guidelines (the “Governance Guidelines”), as applicable.
      3. Independence of at Least a Majority of the Board. The Board will at all times have at least a majority of directors who meet the criteria for independence required by the NYSE and the SEC, and at least two-thirds of the Board shall be Independent Directors as required by the Plan and the Governance Guidelines.
      4. Absence of a Material Relationship. In order for a director to be considered “independent,” the Board must affirmatively determine, after consideration of all relevant facts and circumstances, that the director has no direct or indirect material relationship with HCA or any subsidiary. When assessing the materiality of a director’s relationship with HCA, the Board will consider the issue not merely from the standpoint of the director, but also from that of persons or entities with which the director has an affiliation.
      5. Cooling-Off Period. A director will not be considered independent if, within the preceding three years:

(i) the director was employed by the Company;

(ii) an immediate family member of the director was employed by the Company as an executive officer;

(iii) the director or an immediate family member of the director received more than $100,000 annually in compensation from the Company (excluding (A) director and committee fees, (B) pension and other deferred compensation for prior service (provided such compensation is not dependent in any way on continued service), (C) compensation received by such immediate family member for service as a non-executive employee of the Company and (D) compensation received by a director for former service as an interim Chairman or CEO);

(iv) the director was employed by, or affiliated with, a present or former independent or internal auditor of the Company;

(v) an immediate family member of the director was employed in a professional capacity by, or affiliated with, a present or former independent auditor of the Company;

(vi) a present Company executive officer served on the compensation committee of an entity which employed the director or an immediate family member of the director as an executive officer (the three year cooling-off period shall apply to both service and employment); or

(vii) a director who is an executive officer or an employee, or whose immediate family member is an executive officer, of an entity (excluding any charitable organization) that makes annual payments to, or receives annual payments from, the Company for property or services in excess of the greater of (A) $1 million, or (B) 2% of the other entity’s consolidated gross revenues.

      Also, a director will not be considered independent, unless the director qualifies as an Independent Director pursuant to the Plan and the Governance Guidelines.
      6. Categorical Standards. Provided that the independence criteria set forth in Paragraph 5 above are met, the Board has determined that the following commercial or charitable relationships will not be considered material relationships for purposes of determining whether a director is independent:

(i) the director is a member, partner or executive officer of, or of counsel to, an entity (excluding any charitable organization) that makes annual payments to or receives annual payments from the Company for property or services in an amount less than the greater of (A) $1 million, or (B) 2% of the other’s consolidated gross revenues for its last completed fiscal year;

(ii) the director is an executive officer, trustee or director of an entity, and the Company’s discretionary charitable contributions to that entity are less than the greater of (A) $15,000, or (B) 5% of that entity’s consolidated gross revenues for its last completed fiscal year;

(iii) the director is an executive officer of an entity which is indebted to the Company, or to which the Company is indebted, and the total amount of either’s indebtedness to the other is less than 5% of its own total consolidated assets, measured as of the last fiscal year-end; and

(iv) matching charitable contributions not to exceed $15,000 annually made by the Company pursuant to its existing charitable contribution policy.

For purposes of the Guidelines:

“immediate family member” means a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than domestic employees) who shares such person’s home.

For purposes of the Categorical Standards:

(i) The calculation of payments to and from the Company may exclude: (A) payments determined by competitive bid or authorized by, or in conformity with, law or governmental authority and (B) payments arising solely from the ownership of securities of the Company with no benefit being received that is not shared on a pro rata basis by all holders of the class of securities.

(ii) The calculation of indebtedness owed to or by the Company may exclude: (A) debt securities publicly offered, traded on a national exchange or quoted on an automated quotation system of a registered securities association and (B) trade debt subject to usual terms.
      7. Relationships and Transactions Not Covered by the Categorical Standards. Any determination by the Board that a director who has a business or other relationship that is not covered by the Categorical Standards set forth in Paragraph 6 above is independent, will be disclosed by HCA in its annual proxy statement, together with the basis for such determination.
      8. Affirmative Obligation of Directors. Each director has an affirmative obligation to inform the Board of any material change in his or her business or other relationships that may impact the Board’s determination with regard to his or her independence.
      9. Disclosure by the Company. The Board will cause HCA to disclose the following in its annual proxy statement:

(i) the Guidelines, including the categorical standards adopted by the Board to assist it in making determinations regarding the independence of a director;

(ii) the basis for the affirmative determinations of the Board regarding the independence of each director;

(iii) a specific explanation of any determination by the Board that a director is independent notwithstanding that the director does not meet the categorical standards set forth in the Guidelines;

(iv) charitable contributions by the Company to an entity in which a director of the Company serves as an executive officer if, within the preceding three years, contributions by the Company in any fiscal year exceeded the greater of (A) $1 million, or (B) 2% of the other entity’s consolidated gross revenues; and

(v) whether any person has one or more of the relationships described in any of subdivisions (i) through (v) of Section III.A.1.b.(6) of the Plan, if the Nominating and Corporate Governance Committee affirmatively determines that any relationship or relationships identified therein are not material.

EXHIBIT B
HCA
2005 EQUITY INCENTIVE PLAN

HCA
2005 EQUITY INCENTIVE PLAN
Section 1.     Purpose.
      This plan shall be known as the “HCA 2005 Equity Incentive Plan” (the “Plan”). The purpose of the Plan is to promote the interests of HCA Inc., a Delaware corporation (the “Company”) and its stockholders by (i) attracting and retaining key officers, employees, and directors of, and consultants to, the Company and its Subsidiaries and Affiliates; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals; (iii) enabling such individuals to participate in the long-term growth and financial success of the Company; (iv) encouraging ownership of stock in the Company by such individuals; and (v) linking their compensation to the long-term interests of the Company and its stockholders. With respect to any awards granted under the Plan that are intended to comply with the requirements of “performance-based compensation” under Section 162(m) of the Code, the Plan shall be interpreted in a manner consistent with such requirements.
Section 2.     Definitions.
      As used in the Plan, the following terms shall have the meanings set forth below:
      (a) “Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company has a significant equity interest, (iii) an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act, and (iv) any entity in which the Company has at least twenty percent (20%) of the combined voting power of the entity’s outstanding voting securities, in each case as designated by the Board as being a participating employer in the Plan.
      (b) “Award” shall mean any Option, Stock Appreciation Right, Restricted Share Award, Restricted Share Unit, Performance Award, Other Stock-Based Award or other award granted under the Plan, whether singly, in combination or in tandem, to a Participant by the Committee (or the Board) pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee (or the Board) may establish.
      (c) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.
      (d) “Board” shall mean the Board of Directors of the Company.
      (e) “Cause” shall mean, unless otherwise defined in the applicable Award Agreement, (i) the engaging by the Participant in willful misconduct that is injurious to the Company or its Subsidiaries or Affiliates, or (ii) the embezzlement or misappropriation of funds or property of the Company or its Subsidiaries or Affiliates by the Participant. For purposes of this paragraph, no act, or failure to act, on the Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company. Any determination of Cause for purposes of the Plan or any Award shall be made by the Committee in its sole discretion. Any such determination shall be final and binding on a Participant.
      (f) “Change in Control” shall mean, unless otherwise defined in the applicable Award Agreement, any of the following events:

(i) An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term Person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of the combined voting power of the then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition”

shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any Subsidiary or (ii) the Company or any Subsidiary;

(ii) The individuals who, as of the date hereof, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election or nomination for election by the Company’s stockholders of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if (1) such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest or (2) such individual was designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (i) or (iii) of this paragraph; or

(iii) Approval by stockholders of the Company of:

(A) A merger, consolidation or reorganization involving the Company, unless,

(1) The stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least seventy-five percent (75%) of the combined voting power of the outstanding Voting Securities of the corporation (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

(2) The individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation; and

(3) No Person (other than the Company, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization, had Beneficial Ownership of twenty percent (20%) or more of the then outstanding Voting Securities) has Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the Surviving Corporation’s then outstanding Voting Securities.

(B) A complete liquidation or dissolution of the Company; or

(C) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).
      Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increased the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.
      (g) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
      (h) “Committee” shall mean a committee of the Board composed of not less than two Non-Employee Directors, each of whom shall be (i) a “non-employee director” for purposes of Exchange Act Section 16 and Rule 16b-3 thereunder, (ii) an “outside director” for purposes of Section 162(m) and the regulations promulgated under the Code, and (iii) “independent” within the meaning of the listing standards of the New York Stock Exchange.
      (i) “Consultant” shall mean any consultant to the Company or its Subsidiaries or Affiliates.
      (j) “Covered Officer” shall mean at any date (i) any individual who, with respect to the previous taxable year of the Company, was a “covered employee” of the Company within the meaning of Section 162(m); provided, however, that the term “Covered Officer” shall not include any such individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected not to be such a “covered employee” with respect to the current taxable year of the Company and (ii) any individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected to be such a “covered employee” with respect to the current taxable year of the Company or with respect to the taxable year of the Company in which any applicable Award will be paid or vested.
      (k) “Director” shall mean a member of the Board.
      (l) “Disability” shall mean, unless otherwise defined in the applicable Award Agreement, a disability that would qualify as a total and permanent disability under the Company’s then current long-term disability plan.
      (m) “Employee” shall mean a current or prospective officer or employee of the Company or of any Subsidiary or Affiliate.
      (n) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
      (o) “Fair Market Value” with respect to the Shares, shall mean, for purposes of a grant of an Award as of any date, (i) the closing sales price of the Shares on the New York Stock Exchange, or any other such exchange on which the shares are traded, on such date, or in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported or (ii) in the event there is no public market for the Shares on such date, the fair market value as determined, in good faith, by the Committee in its sole discretion, and for purposes of a sale of a Share as of any date, the actual sales price on that date.
      (p) “Incentive Stock Option” shall mean an option to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.
      (q) “Non-Qualified Stock Option” shall mean an option to purchase Shares from the Company that is granted under Sections 6 or 10 of the Plan and is not intended to be an Incentive Stock Option.
      (r) “Non-Employee Director” shall mean a member of the Board who is not an officer or employee of the Company or any Subsidiary or Affiliate.
      (s) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.
      (t) “Option Price” shall mean the purchase price payable to purchase one Share upon the exercise of an Option.
      (u) “Other Stock-Based Award” shall mean any Award granted under Sections 9 or 10 of the Plan.
      (v) “Outside Director” means, with respect to the grant of an Award, a member of the Board then serving on the Committee.
      (w) “Participant” shall mean any Employee, Director, Consultant or other person who receives an Award under the Plan.
      (x) “Performance Award” shall mean any Award granted under Section 8 of the Plan.

      (y) “Person” shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.
      (z) “Restricted Share” shall mean any Share granted under Sections 7 or 10 of the Plan.
      (aa) “Restricted Share Unit” shall mean any unit granted under Sections 7 or 10 of the Plan.
      (bb) “Retirement” shall mean, unless otherwise defined in the applicable Award Agreement, retirement of a Participant from the employ or service of the Company or any of its Subsidiaries or Affiliates in accordance with the terms of the applicable Company retirement plan or, if a Participant is not covered by any such plan, retirement on or after such Participant’s 65th birthday.
      (cc) “SEC” shall mean the Securities and Exchange Commission or any successor thereto.
      (dd) “Section 16” shall mean Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.
      (ee) “Section 162(m)” shall mean Section 162(m) of the Code and the regulations promulgated thereunder and any successor provision thereto as in effect from time to time.
      (ff) “Shares” shall mean shares of the common stock, $0.01 par value, of the Company.
      (gg) “Stock Appreciation Right” or “SAR” shall mean a stock appreciation right granted under Sections 6 or 10 of the Plan that entitles the holder to receive, with respect to each Share encompassed by the exercise of such SAR, the amount determined by the Committee and specified in an Award Agreement. In the absence of such a determination, the holder shall be entitled to receive, with respect to each Share encompassed by the exercise of such SAR, the excess of the Fair Market Value on the date of exercise over the Fair Market Value on the date of grant.
      (hh) “Subsidiary” shall mean any Person (other than the Company) of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company.
      (ii) “Substitute Awards” shall mean Awards granted solely in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.
Section 3.     Administration.
      3.1     Authority of Committee. The Plan shall be administered by the Committee, which shall be appointed by and serve at the pleasure of the Board; provided, however, with respect to Awards to Outside Directors, all references in the Plan to the Committee shall be deemed to be references to the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority in its discretion to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with Awards; (iv) determine the timing, terms, and conditions of any Award; (v) accelerate the time at which all or any part of an Award may be settled or exercised; (vi) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vii) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) except to the extent prohibited by Section 6.2, amend or modify the terms of any Award at or after grant with the consent of the holder of the Award; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan, subject to the exclusive authority of the Board under Section 14 hereunder to amend or terminate the Plan.
      3.2     Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary or Affiliate, any Participant and any holder or beneficiary of any Award.
      3.3     Action by the Committee. The Committee shall select one of its members as its Chairperson and shall hold its meetings at such times and places and in such manner as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held. The exercise of an Option or receipt of an Award shall be effective only if an Award Agreement shall have been duly executed and delivered on behalf of the Company following the grant of the Option or other Award. The Committee may appoint a Secretary and may make such rules and regulations for the conduct of its business, as it shall deem advisable.
      3.4     Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or of any Subsidiary or Affiliate, or to a Committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend or terminate Awards held by Participants who are not officers or directors of the Company for purposes of Section 16 or who are otherwise not subject to such Section.
      3.5     No Liability. No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.
Section 4.     Shares Available For Awards.
      4.1     Shares Available. Subject to the provisions of Section 4.2 hereof, the stock to be subject to Awards under the Plan shall be the Shares of the Company and the maximum number of Shares with respect to which Awards may be granted under the Plan shall be 34,000,000 (which includes 14,030,637 Shares with respect to which awards under the Company’s 2000 Equity Incentive Plan (the “2000 Plan”) were authorized but not awarded and 1,734,375 Shares with respect to which Options under the 2000 Plan have been awarded but not granted), of which (i) the number of Shares with respect to which Incentive Stock Options may be granted shall be no more than 34,000,000 and (ii) Shares with respect to which Awards other than Options may be granted shall be no more than 23,500,000 (which number includes 3,469,432 Shares with respect to which Awards other than Options were authorized by the 2000 Plan but not awarded). Notwithstanding the foregoing and subject to adjustment as provided in Section 4.2, the maximum number of Shares with respect to which Awards may be granted under the Plan shall be increased by the number of Shares with respect to which Options or other Awards were granted (A) under the 2000 Plan as of the effective date of this Plan, but which terminate, expire unexercised or are settled for cash, forfeited or cancelled without the delivery of Shares under the terms of the 2000 Plan after the effective date of this Plan, and (B) under the Company’s Amended and Restated 1992 Stock and Incentive Plan (the “1992 Plan”) as of the effective date of this Plan, but which terminate, expire unexercised or are settled for cash, forfeited or cancelled without the delivery of Shares under the terms of the 1992 Plan after the effective date of this Plan. If, after the effective date of the Plan, any Shares covered by an Award granted under this Plan, or to which such an Award relates, are forfeited, or if such an Award is settled for cash or otherwise terminates, expires unexercised or is canceled without the delivery of Shares, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such settlement, forfeiture, termination, expiration or cancellation, shall again become Shares with respect to which Awards may be granted. In the event that any Option or other

Award granted hereunder is exercised through the delivery of Shares or in the event that withholding tax liabilities arising from such Award are satisfied by the withholding of Shares by the Company, the number of Shares available for Awards under the Plan shall be increased by the number of Shares so surrendered or withheld. Notwithstanding the foregoing and subject to adjustment as provided in Section 4.2 hereof, no Participant may receive Options or SARs under the Plan in any calendar year that, taken together, relate to more than 2,000,000 Shares.
      4.2     Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee, in its sole discretion, to be appropriate, then the Committee shall, in such manner as it may deem equitable (and, with respect to Incentive Stock Options, in such manner as is consistent with Section 422 of the Code and the regulations thereunder and with respect to Awards to Covered Officers, in such a manner as is consistent with Section 162(m)): (i) adjust any or all of (1) the aggregate number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan; (2) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards under the Plan; (3) the grant or exercise price with respect to any Award under the Plan, provided that the number of shares subject to any Award shall always be a whole number; and (4) the limits on the number of Shares that may be granted to Participants under the Plan in any calendar year; (ii) if deemed appropriate, provide for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (iii) if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award.
      4.3     Substitute Awards. Any Shares issued by the Company as Substitute Awards in connection with the assumption or substitution of outstanding grants from any acquired corporation shall not reduce the Shares available for Awards under the Plan.
      4.4     Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of issued Shares which have been reacquired by the Company.
Section 5.     Eligibility.
      Any Employee, Director or Consultant shall be eligible to be designated a Participant; provided, however, that Outside Directors shall only be eligible to receive Awards granted consistent with Section 10.
Section 6.     Stock Options And Stock Appreciation Rights.
      6.1     Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Options and SARs shall be granted, the number of Shares subject to each Award, the exercise price and the conditions and limitations applicable to the exercise of each Option and SAR. An Option may be granted with or without a related SAR. An SAR may be granted with or without a related Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. A person who has been granted an Option or SAR under this Plan may be granted additional Options or SARs under the Plan if the Committee shall so determine; provided, however, that to the extent the aggregate Fair Market Value (determined at the time the Incentive Stock Option is granted) of the Shares with respect to which all Incentive Stock Options are exercisable for the first time by an Employee during any calendar year (under all plans described in subsection (d) of Section 422 of the Code of the Employee’s employer corporation and its parent and Subsidiaries) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options.
      6.2     Price. The Committee in its sole discretion shall establish the Option Price at the time each Option is granted. Except in the case of Substitute Awards, the Option Price of an Option may not be less than one hundred percent (100%) of the Fair Market Value of the Shares with respect to which the Option is granted on the date of grant of such Option. Notwithstanding the foregoing and except as permitted by the provisions of Section 4.2 and Section 14 hereof, the Committee shall not have the power to (i) amend the terms of previously granted Options to reduce the Option Price of such Options, or (ii) cancel such Options and grant substitute Options with a lower Option Price than the cancelled Options. Except with respect to Substitute Awards, SARs may not be granted at a price less than the Fair Market Value of a Share on the date of grant.
      6.3     Term. Subject to the Committee’s authority under Section 3.1 and the provisions of Section 6.6, each Option and SAR and all rights and obligations thereunder shall expire on the date determined by the Committee and specified in the Award Agreement. The Committee shall be under no duty to provide terms of like duration for Options or SARs granted under the Plan. Notwithstanding the foregoing, no Option or SAR shall be exercisable after the expiration of ten (10) years from the date such Option or SAR was granted.
      6.4     Exercise.
      (a) Each Option and SAR shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Committee shall have full and complete authority to determine, subject to Section 6.6 herein, whether an Option or SAR will be exercisable in full at any time or from time to time during the term of the Option or SAR, or to provide for the exercise thereof in such installments, upon the occurrence of such events and at such times during the term of the Option or SAR as the Committee may determine.
      (b) The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal, state or foreign securities laws or the Code, as it may deem necessary or advisable. The exercise of any Option granted hereunder shall be effective only at such time as the sale of Shares pursuant to such exercise will not violate any state or federal securities or other laws.
      (c) An Option or SAR may be exercised in whole or in part at any time, with respect to whole Shares only, within the period permitted thereunder for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option or SAR, delivered to the Company at its principal office, and payment in full to the Company at the direction of the Committee of the amount of the Option Price for the number of Shares with respect to which the Option is then being exercised.
      (d) Payment of the Option Price shall be made in cash or cash equivalents, or, at the discretion of the Committee, (i) by transfer, either actually or by attestation, to the Company of Shares that have been held by the Participant for at least six (6) months (or such lesser period as may be permitted by the Committee), valued at the Fair Market Value of such Shares on the date of exercise (or next succeeding trading date, if the date of exercise is not a trading date), together with any applicable withholding taxes, such transfer to be upon such terms and conditions as determined by the Committee, or (ii) by a combination of such cash (or cash equivalents) and such Shares; provided, however, that the optionee shall not be entitled to tender Shares pursuant to successive, substantially simultaneous exercises of an Option or any other stock option of the Company. Subject to applicable securities laws and Company policy, the Company may permit an Option to be exercised by delivering a notice of exercise of the Option and simultaneously selling the Shares thereby acquired, pursuant to a brokerage or similar agreement approved in advance by proper officers of the Company, using the proceeds of such sale as payment of the Option Price, together with any applicable withholding taxes. Until the optionee has been issued the Shares subject to such exercise, he or she shall possess no rights as a stockholder with respect to such Shares.
      (e) At the Committee’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Shares or a combination of cash and Shares. A fractional Share shall not be deliverable upon the exercise of a SAR but a cash payment will be made in lieu thereof.

      6.6     Ten Percent Stock Rule. Notwithstanding any other provisions in the Plan, if at the time an Option is otherwise to be granted pursuant to the Plan, the optionee or rights holder owns directly or indirectly (within the meaning of Section 424(d) of the Code) Shares of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of the Company or its parent or Subsidiary or Affiliate corporations (within the meaning of Section 422(b)(6) of the Code), then any Incentive Stock Option to be granted to such optionee or rights holder pursuant to the Plan shall satisfy the requirement of Section 422(c)(5) of the Code, and the Option Price shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Shares of the Company, and such Option by its terms shall not be exercisable after the expiration of five (5) years from the date such Option is granted.
Section 7.     Restricted Shares And Restricted Share Units.
      7.1     Grant.
      (a) Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Restricted Shares and Restricted Share Units shall be granted, the number of Restricted Shares and/or the number of Restricted Share Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Shares and Restricted Share Units may be forfeited to the Company, and the other terms and conditions of such Awards. The Restricted Share and Restricted Share Unit Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the terms and conditions provided hereunder and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan.
      (b) Each Restricted Share and Restricted Share Unit Award made under the Plan shall be for such number of Shares as shall be determined by the Committee and set forth in the Award Agreement containing the terms of such Restricted Share or Restricted Share Unit Award. Such agreement shall set forth a period of time during which the grantee must remain in the continuous employment of the Company in order for the forfeiture and transfer restrictions to lapse. If the Committee so determines, the restrictions may lapse during such restricted period in installments with respect to specified portions of the Shares covered by the Restricted Share or Restricted Share Unit Award. The Award Agreement may also, in the discretion of the Committee, set forth performance or other conditions that will subject the Shares to forfeiture and transfer restrictions. The Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding Restricted Share and Restricted Share Unit Awards.
      7.2     Delivery of Shares and Transfer Restrictions. At the time of a Restricted Share Award, a certificate representing the number of Shares awarded thereunder shall be registered in the name of the grantee. Such certificate shall be held by the Company or any custodian appointed by the Company for the account of the grantee subject to the terms and conditions of the Plan, and shall bear such a legend setting forth the restrictions imposed thereon as the Committee, in its discretion, may determine. Unless otherwise provided in the applicable Award Agreement, the grantee shall have all rights of a stockholder with respect to the Restricted Shares, including the right to receive dividends and the right to vote such Shares, subject to the following restrictions: (i) the grantee shall not be entitled to delivery of the stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the Award Agreement with respect to such Shares; (ii) none of the Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such restricted period or until after the fulfillment of any such other restrictive conditions; and (iii) except as otherwise determined by the Committee at or after grant, all of the Shares shall be forfeited and all rights of the grantee to such Shares shall terminate, without further obligation on the part of the Company, unless the grantee remains in the continuous employment of the Company for the entire restricted period in relation to which such Shares were granted and unless any other restrictive conditions relating to the Restricted Share Award are met. Unless otherwise provided in the applicable Award Agreement, any Shares, any other securities of the Company and any other property (except for cash dividends) distributed with respect to the Shares subject to Restricted Share Awards shall be subject to the same restrictions, terms and conditions as such Restricted Shares.

      7.3     Termination of Restrictions. At the end of the restricted period and provided that any other restrictive conditions of the Restricted Share Award are met, or at such earlier time as otherwise determined by the Committee, all restrictions set forth in the Award Agreement relating to the Restricted Share Award or in the Plan shall lapse as to the restricted Shares subject thereto, and a stock certificate for the appropriate number of Shares, free of the restrictions and restricted stock legend, shall be delivered to the Participant or the Participant’s beneficiary or estate, as the case may be.
      7.4     Payment of Restricted Share Units. Each Restricted Share Unit shall have a value equal to the Fair Market Value of a Share. Restricted Share Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. Unless otherwise provided in the applicable Award Agreement, a Participant shall receive dividend rights in respect of any vested Restricted Stock Units at the time of any payment of dividends to stockholders on Shares. The amount of any such dividend right shall equal the amount that would be payable to the Participant as a stockholder in respect of a number of Shares equal to the number of vested Restricted Stock Units then credited to the Participant. Any such dividend right shall be paid in accordance with the Company’s payment practices as may be established from time to time and as of the date on which such dividend would have been payable in respect of outstanding Shares. No dividend equivalents shall be paid in respect of Restricted Share Units that are not yet vested. Except as otherwise determined by the Committee at or after grant, Restricted Share Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of, and all Restricted Share Units and all rights of the grantee to such Restricted Share Units shall terminate, without further obligation on the part of the Company, unless the grantee remains in continuous employment of the Company for the entire restricted period in relation to which such Restricted Share Units were granted and unless any other restrictive conditions relating to the Restricted Share Unit Award are met.
Section 8.     Performance Awards.
      8.1     Grant. The Committee shall have sole and complete authority to determine the Participants who shall receive a Performance Award, which shall consist of a right that is (i) denominated in cash or Shares (including but not limited to Restricted Shares and Restricted Share Units), (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine.
      8.2     Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award, and may amend specific provisions of the Performance Award; provided, however, that such amendment may not adversely affect existing Performance Awards made within a performance period commencing prior to implementation of the amendment.
      8.3     Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with the procedures established by the Committee, on a deferred basis. Termination of employment prior to the end of any performance period, other than for reasons of death or Disability, will result in the forfeiture of the Performance Award, and no payments will be made. A Participant’s rights to any Performance Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of in any manner, except by will or the laws of descent and distribution, and/or except as the Committee may determine at or after grant.
Section 9.     Other Stock-Based Awards.
      The Committee shall have the authority to determine the Participants who shall receive an Other Stock-Based Award, which shall consist of any right that is (i) not an Award described in Sections 6 and 7 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award.
Section 10.     Non-Employee Director And Outside Director Awards.
      10.1     The Board may provide that all or a portion of a Non-Employee Director’s annual retainer, meeting fees and/or other awards or compensation as determined by the Board, be payable (either automatically or at the election of a Non-Employee Director) in the form of Non-Qualified Stock Options, Restricted Shares, Restricted Share Units and/or Other Stock-Based Awards, including unrestricted Shares. The Board shall determine the terms and conditions of any such Awards, including the terms and conditions which shall apply upon a termination of the Non-Employee Director’s service as a member of the Board, and shall have full power and authority in its discretion to administer such Awards, subject to the terms of the Plan and applicable law.
      10.2     The Board may also grant Awards to Outside Directors pursuant to the terms of the Plan, including any Award described in Sections 6, 7 and 9 above. With respect to such Awards, all references in the Plan to the Committee shall be deemed to be references to the Board.

Section 11.	Provisions Applicable To Covered Officers And Performance Awards.
      11.1     Notwithstanding anything in the Plan to the contrary, unless the Committee determines that a Performance Award to be granted to a Covered Officer should not qualify as “performance-based compensation” for purposes of Section 162(m), Performance Awards granted to Covered Officers shall be subject to the terms and provisions of this Section 11.
      11.2     The Committee may grant Performance Awards to Covered Officers based solely upon the attainment of performance targets related to one or more performance goals selected by the Committee from among the goals specified below. For the purposes of this Section 11, performance goals shall be limited to one or more of the following Company, Subsidiary, operating unit, business segment or division financial performance measures:

(a) earnings before interest, taxes, depreciation and/or amortization;

(b) operating income or profit;

(c) operating efficiencies;

(d) return on equity, assets, capital, capital employed or investment;

(e) after tax operating income;

(f) net income;

(g) earnings or book value per Share;

(h) cash flow(s);

(i) total sales or revenues or sales or revenues per employee;

(j) production (separate work units or SWUs);

(k) stock price or total shareholder return;

(l) dividends;

(m) debt reduction;

(n)	strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals and goals relating to acquisitions or divestitures; or

(o) any combination thereof.

Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any Subsidiary, operating unit, business segment or division of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or Shares outstanding, or to assets or net assets. The Committee may appropriately adjust any evaluation of performance under criteria set forth in this Section 11.2 to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year.
      11.3     With respect to any Covered Officer, the maximum annual number of Shares in respect of which all Performance Awards may be granted under Section 8 of the Plan is 300,000 and the maximum amount of all Performance Awards that are settled in cash and that may be granted under Section 8 of the Plan in any year is $5,000,000.
      11.4     To the extent necessary to comply with Section 162(m), with respect to grants of Performance Awards, no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (1) select the performance goal or goals applicable to the performance period, (2) establish the various targets and bonus amounts which may be earned for such performance period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Officer for such performance period. Following the completion of each performance period, the Committee shall certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period. In determining the amount earned by a Covered Officer for a given performance period, subject to any applicable Award Agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant in its sole discretion to the assessment of individual or corporate performance for the performance period.
      11.5     Unless otherwise expressly stated in the relevant Award Agreement, each Award granted to a Covered Officer under the Plan is intended to be performance-based compensation within the meaning of Section 162(m). Accordingly, unless otherwise determined by the Committee, if any provision of the Plan or any Award Agreement relating to such an Award does not comply or is inconsistent with Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee discretion to increase the amount of compensation otherwise payable to a Covered Officer in connection with any such Award upon the attainment of the performance criteria established by the Committee.
Section 12.     Termination Of Employment.
      The Committee shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon a termination of employment with the Company, its Subsidiaries and Affiliates, including a termination by the Company with or without Cause, by a Participant voluntarily, or by reason of death, Disability or Retirement, and may provide such terms and conditions in the Award Agreement or in such rules and regulations as it may prescribe.
Section 13.     Change In Control.
      Upon a Change in Control, all outstanding Awards shall vest, become immediately exercisable or payable or have all restrictions lifted.

Section 14.     Amendment And Termination.
      14.1     Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to comply.
      14.2     Amendments to Awards. Subject to the restrictions of Section 6.2, the Committee may waive any conditions or rights under, amend any terms of or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.
      14.3     Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company, any Subsidiary or Affiliate, or the financial statements of the Company or any Subsidiary or Affiliate, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.
Section 15.     General Provisions.
      15.1     Limited Transferability of Awards. Except as otherwise provided in the Plan, no Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution and/or as may be provided by the Committee in its discretion, at or after grant, in the Award Agreement. No transfer of an Award by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary or appropriate to establish the validity of the transfer.
      15.2     Dividend Equivalents. In the sole and complete discretion of the Committee, an Award may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis. All dividend or dividend equivalents which are not paid currently may, at the Committee’s discretion, accrue interest, be reinvested into additional Shares, or, in the case of dividends or dividend equivalents credited in connection with Performance Awards, be credited as additional Performance Awards and paid to the Participant if and when, and to the extent that, payment is made pursuant to such Award. The total number of Shares available for grant under Section 4 shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as Performance Awards.
      15.3     No Rights to Awards. No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each Participant.
      15.4     Share Certificates. All certificates for Shares or other securities of the Company or any Subsidiary or Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the SEC or any state securities commission or regulatory authority, any stock exchange or other market upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

      15.5     Withholding. A Participant may be required to pay to the Company or any Subsidiary or Affiliate and the Company or any Subsidiary or Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan, or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding or other tax-related obligations in respect of an Award, its exercise or any other transaction involving an Award, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee may provide for additional cash payments to holders of Options to defray or offset any tax arising from the grant, vesting, exercise or payment of any Award.
      15.6     Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement that shall be delivered to the Participant and may specify the terms and conditions of the Award and any rules applicable thereto. In the event of a conflict between the terms of the Plan and any Award Agreement, the terms of the Plan shall prevail. The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted. The Committee or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements or other documents evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement’s or document’s effectiveness that such agreement or document be executed by the Participant, including by electronic signature or other electronic indication of acceptance, and that such Participant agree to such further terms and conditions as specified in such agreement or document. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the agreement or other document evidencing such Award.
      15.7     No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Options, Restricted Shares, Restricted Share Units, Other Stock-Based Awards or other types of Awards provided for hereunder.
      15.8     No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary or Affiliate. Further, the Company or a Subsidiary or Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in an Award Agreement.
      15.9     No Rights as Stockholder. Subject to the provisions of the Plan and the applicable Award Agreement, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until such person has become a holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Shares hereunder, the applicable Award Agreement shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Shares.
      15.10     Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles.
      15.11     Severability. If any provision of the Plan or any Award is, or becomes, or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
      15.12     Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation (including applicable non-U.S. laws or regulations) or entitle the Company to recover the same under Exchange Act Section 16(b), and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.
      15.13     No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary or Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary or Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary or Affiliate.
      15.14     No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
      15.15     Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
Section 16.     Term Of The Plan.
      16.1     Effective Date. The Plan shall be effective as of May 26, 2005 provided it has been approved by the Board and by the Company’s stockholders.
      16.2     Expiration Date. No new Awards shall be granted under the Plan after the tenth (10th) anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the tenth (10th) anniversary of the Effective Date.

Vote by Telephone
H C A c/o National City Bank Corporate Trust Operations Locator 5352 P.O. Box 92301 Cleveland, OH 44101-4301	Have your proxy card available when you call the Toll-Free number 1-888-693-8683 using a touch-tone telephone and follow the simple instructions to record your vote.
              Vote by Internet
Have your proxy card available when you access the website http://www.cesvote.com and follow the simple instructions to record your vote.
                  Vote by Mail
Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: National City Bank, P.O. Box 535800, Pittsburgh, PA 15253.

Vote by Telephone Call Toll-Free using a Touch-Tone phone: 1-888-693-8683	Vote by Internet Access the Website and Cast your vote: http://www.cesvote.com	Vote by Mail Return your proxy in the Postage-Paid envelope provided

Vote 24 hours a day, 7 days a week!
Your telephone or Internet vote must be received by 11:59 p.m. Eastern Daylight Time on May 25, 2005, to be counted in the final tabulation.
If you vote by telephone or Internet, please do not send your proxy by mail.

Control Number:

Proxy must be signed and dated below.
ê  Please fold and detach card at perforation before mailing.  ê

HCA INC.	PROXY

This proxy is solicited on behalf of the Board of Directors of HCA Inc. for the Annual Meeting of Shareholders on May 26, 2005.

The undersigned hereby (1) acknowledges receipt of the Notice of Annual Meeting of Shareholders of HCA Inc. to be held at the executive offices of HCA located at One Park Plaza, Nashville, Tennessee on May 26, 2005 beginning at 1:30 p.m., Central Daylight Time, and the Proxy Statement and (2) appoints Jack O. Bovender, Jr., Robert A. Waterman and John M. Franck II, and each of them, attorney, agent and proxy of the undersigned, with full power of substitution to vote all shares of common stock of the Company that the undersigned would be entitled to cast if personally present at the meeting and at any adjournment(s) or postponement(s) thereof.
The undersigned hereby revokes any proxy heretofore given to vote or act with respect to the common stock of HCA and hereby ratifies and confirms all that the proxies, their substitutes, or any of them may lawfully do by virtue hereof. If one or more of the proxies named shall be present in person or by substitute at the meeting or at any adjournment(s) or postponement(s) thereof, the proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given. Please date, sign exactly as your name appears on the form and promptly mail this proxy in the enclosed envelope. No postage is required.

Signature

Signature

Date: ________________________________, 2005

Please date this proxy and sign your name exactly as it appears on this form. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian, or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer. If a partnership, please sign in partnership name by an authorized person.

                   YOUR VOTE IS IMPORTANT!

If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope so your shares may be represented at the Meeting.

ê  Please fold and detach card at perforation before mailing.  ê

HCA INC.	PROXY

THIS PROXY WILL BE VOTED AS SPECIFIED BELOW. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

1.	ELECTION OF DIRECTORS

Nominees:
	(01) C. Michael Armstrong	(02) Magdalena H. Averhoff, M.D.	(03) Jack O. Bovender, Jr.	(04) Richard M. Bracken
	(05) Martin Feldstein	(06) Thomas F. Frist, Jr., M.D.	(07) Frederick W. Gluck	(08) Glenda A. Hatchett
	(09) Charles O. Holliday, Jr.	(10) T. Michael Long	(11) John H. McArthur	(12) Kent C. Nelson
	(13) Frank S. Royal, M.D.	(14) Harold T. Shapiro

❑	FOR all nominees listed above	❑	WITHHOLD AUTHORITY
	(except as marked to the contrary below).		to vote for all nominees listed above.
Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name or number below:

2.	RATIFICATION OF ERNST & YOUNG LLP AS HCA’S INDEPENDENT AUDITOR, AS DESCRIBED IN THE PROXY STATEMENT.

	❑ FOR	❑ AGAINST	❑ ABSTAIN

3.	APPROVAL OF THE HCA 2005 EQUITY INCENTIVE PLAN.

	❑ FOR	❑ AGAINST	❑ ABSTAIN

4.	IN THE DISCRETION OF THE PROXIES, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

IMPORTANT – THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

Vote by Telephone
H C A c/o National City Bank Corporate Trust Operations Locator 5352 P.O. Box 92301 Cleveland, OH 44101-4301	Have your voting instruction card available when you call the Toll-Free number 1-888-693-8683 using a touch-tone telephone and follow the simple instructions to record your vote.
              Vote by Internet
Have your voting instruction card available when you access the website http://www.cesvote.com and follow the simple instructions to record your vote.
                  Vote by Mail
Please mark, sign and date your voting instruction card and return it in the postage-paid envelope provided or return it to: National City Bank, P.O. Box 535800, Pittsburgh PA 15253-9937.

Vote by Telephone Call Toll-Free using a touch-tone telephone: 1-888-693-8683	Vote by Internet Access the Website and cast your vote: http://www.cesvote.com	Vote by Mail Return your voting instruction card in the Postage-Paid envelope provided

Vote 24 hours a day, 7 days a week!
Your telephone or Internet vote must be received by 11:59 p.m. Eastern Daylight Time on May 22, 2005, in order to be counted in the final tabulation.
If you vote by telephone or Internet, please do not send the card below by mail.

Control Number:

Sign and date this card where indicated below.
ê  Please fold and detach card at perforation before mailing.  ê

HCA Inc.	PROXY

Voting Instructions to the Record Keeper of the HCA Employee Stock Purchase Plan and the Triad Hospitals, Inc. Employee Stock Purchase Plan for the 2005 Annual Meeting of HCA Inc. Shareholders on May 26, 2005.
The undersigned, a Participant in either the HCA Employee Stock Purchase Plan or the Triad Hospitals, Inc. Employee Stock Purchase Plan (individually, a “Plan” and together, the “Plans”) hereby instructs Computershare Trust Company, as record keeper for each of the Plans (the “Record Keeper”), to vote in accordance with the instructions on the reverse hereof all shares of common stock of HCA Inc. credited, as of March 28, 2005, to the account of the undersigned Participant under either Plan, and to represent the undersigned Participant at the 2005 Annual Meeting of Shareholders of HCA Inc. to be held at the executive offices of HCA located at One Park Plaza, Nashville, Tennessee on May 26, 2005 beginning at 1:30 p.m., Central Daylight Time, and any adjournments or postponements thereof.

Signature
Date:___________________________________ , 2005
Please date this card and sign your name exactly as it appears to the left.

                   YOUR VOTE IS IMPORTANT!

If you do not vote by telephone or Internet, please sign and date this voting instruction card and return it promptly in the enclosed postage-paid envelope so your shares may be represented at the Meeting.

ê  Please fold and detach card at perforation before mailing.  ê

YOUR SHARES WILL BE VOTED AS SPECIFIED BELOW. IF NO SPECIFICATION IS MADE, THE RECORD KEEPER WILL VOTE FOR PROPOSALS 1, 2 AND 3.

1.	ELECTION OF DIRECTORS

Nominees:
	(01) C. Michael Armstrong	(02) Magdalena H. Averhoff, M.D.	(03) Jack O. Bovender, Jr.	(04) Richard M. Bracken
	(05) Martin Feldstein	(06) Thomas F. Frist, Jr., M.D.	(07) Frederick W. Gluck	(08) Glenda A. Hatchett
	(09) Charles O. Holliday, Jr.	(10) T. Michael Long	(11) John H. McArthur	(12) Kent C. Nelson
	(13) Frank S. Royal, M.D.	(14) Harold T. Shapiro

❑	FOR all nominees listed above	❑	WITHHOLD AUTHORITY
	(except as marked to the contrary below).		to vote for all nominees listed above.
Instruction: To withhold authority to vote for any individual Nominee, write that nominee’s name or number below:

2.	RATIFICATION OF ERNST & YOUNG LLP AS HCA’S INDEPENDENT AUDITOR, AS DESCRIBED IN THE PROXY STATEMENT.

	❑ FOR	❑ AGAINST	❑ ABSTAIN

3.	APPROVAL OF THE HCA 2005 EQUITY INCENTIVE PLAN.

	❑ FOR	❑ AGAINST	❑ ABSTAIN

4.	IN THE DISCRETION OF THE RECORD KEEPER, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

IMPORTANT – THIS CARD MUST BE SIGNED AND DATED ON THE REVERSE SIDE.